EXHIBIT 10.49(a)

(Translation)

JPY6,000,000,000

REVOLVING LINE AGREEMENT (A)

Spansion Japan Limited

as Borrower

MIZUHO CORPORATE BANK, LTD.

as Arranger and Agent

MIZUHO CORPORATE BANK, LTD.

SHINKIN CENTRAL BANK

THE BANK OF YOKOHAMA, LTD.

THE TOHO BANK, LTD.

THE NORINCHUKIN BANK

as Lender

March 25, 2005

***	Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission pursuant to Rule 25b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment.***

(Translation)

i

(Translation)

REVOLVING LINE AGREEMENT (A)

Spansion Japan Limited (the “Borrower”) and the financial institutions set forth as Lender A under Section 3 of Schedule 1 attached to this Agreement (respectively referred to as a “Lender A,” and collectively referred to as “All Lenders A”) enter into the following agreement (this “Agreement”) as of March 25, 2005 (the “Execution Date”), with MIZUHO CORPORATE BANK, LTD. (the “Agent”) acting as the agent.

1.	DEFINITIONS

In this Agreement, the following terms shall have the meanings set forth below, unless it is apparent that such terms mean otherwise in the context hereof.

1.1	“Accounts Receivables Trust Agreement” means the Accounts Receivables Trust Agreement (as amended or renewed) attached hereto as Schedule 3, executed on March 25, 2004 by and between the Borrower and MIZUHO TRUST & BANKING CO., LTD.

1.2	“Accrued Interest” has the meaning given in Clause 14.2.

1.3	“Adjusted Tangible Assets” means all of the Borrower’s assets, determined on a consolidated basis (provided that if the Borrower does not prepare its financial statements on a consolidated basis, the stand-alone basis financial statements shall apply) in accordance with generally accepted accounting standards in Japan, other than (a) deferred assets, other than prepaid insurance and prepaid taxes, (b) patents, copyright, trademarks, trade names, franchises, goodwill, and other similar intangibles and (c) unamortized debt discounts and expenses.

1.4	“Adjusted Tangible Net Worth” means, at any time, the amount calculated as (a) the book value (after deducting the related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with generally accepted accounting standards in Japan) of the Adjusted Tangible Assets shown on the Borrower’s consolidated balance sheet (or the stand-alone basis balance sheet if the Borrower does not prepare its balance sheet on a consolidated basis) as of such time, prepared in accordance with that generally accepted accounting standards in Japan, less (b) the amount of the Borrower’s liabilities (including all contingencies and other potential liabilities required to be shown on such balance sheet) shown on such consolidated balance sheet (or the stand-alone basis balance sheet if the Borrower does not prepare its balance sheet on a consolidated basis).

1.5	“Affiliate” means any party that, directly or indirectly, is in control of, is controlled by, or is under common control with, another party, or who owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of another party. A party shall be deemed to be in control of another party if the controlling party possesses, directly or indirectly, the power to direct the management and policies of the other party for any reason, whether through the ownership of voting securities, by contract, or otherwise.

(Translation)

1.6	“Agency Fee” means the fees that the Borrower shall pay to the Agent in consideration of the Agent Services, as separately agreed upon between the Borrower and the Agent.

1.7	“Agent Services” means collectively, the Agent Services A and Agent Services B.

1.8	“Agent’s Account” means the checking deposit account (Account No. ****, Account Holder: SPANSION JAPAN LIMITED Agent Account C) held by the Agent at the Head Office of MIZUHO CORPORATE BANK, LTD.

1.9	“Agent Services A” means the services set forth in the provisions of this Agreement that the Agent is entrusted by All Lenders A to perform for the benefit of All Lenders A.

1.10	“Agent Services B” means the services set forth in the provisions of the Loan Agreement B that the Agent is entrusted by All Lenders B to perform for the benefit of All Lenders B.

1.11	“Aizu Facility” means the real estate and the incidental facilities currently held, or to be acquired hereafter, by the Borrower at its Aizu manufacturing facilities and incidental facilities located in Aizu-Wakamatsu-shi, Fukushima, Japan.

1.12	“Applicable Interest Rate A” means the interest rate equal to the Base Rate plus the Spread A.

1.13	“Assignable Loan Receivables A” has the meaning given in Clause 31.2(ii).

1.14	“Assignee” means the party that accepts assignment of the Loan Receivables A in accordance with Clause 32.1.

1.15	“Assigning Lender” has the meaning given in Clause 31.2.

1.16	“Assignor” means the party that assigns the Loan Receivables A in accordance with Clause 32.1.

1.17	“Base Rate” means the interest rate for the relevant Loan Term according to the Japanese Yen TIBOR (page 17,097 of the Telerate) published by the Japanese Bankers Association at 11 a.m. or at the nearest possible time after 11 a.m. on the second (2nd) Business Day prior to the Drawdown Date. Provided, however, that in cases where such interest rate is not published for some reason, the Base Rate shall be the interest rate (indicated as an annual rate) that is reasonably decided upon by the Agent as the offered rate applicable for a drawdown in yen for the relevant Loan Term in the Tokyo Interbank Market as of 11 a.m. on the second (2nd) Business Day prior to the commencement date of the Loan Term or the nearest time prior thereto.

1.18	“Borrower’s Settlement Account” means the ordinary deposit account (Account No. ****, Account Holder: Spansion Japan Limited) held by the Borrower at the Uchisaiwaicho Corporate Banking Division of MIZUHO CORPORATE BANK, LTD.

1.19	“Break Funding Cost” means, in cases where the principal is repaid or set off on a

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated May 6, 2005.

(Translation)

day other than the Due Date of the Individual Loan A, and where the Reinvestment Rate in such case falls below the Applicable Interest Rate A, the amount calculated as the principal amount with respect to which such repayment or set-off was made, multiplied by the difference between the Reinvestment Rate and the Applicable Interest Rate A, and calculated on a per diem basis in accordance with the actual number of days of the Remaining Period. “Remaining Period” in this item means the period commencing on the day (inclusive) the repayment or set-off was made and ending on the Repayment Date (exclusive), and the “Reinvestment Rate” in this item means the interest rate reasonably determined by the Lenders A as the interest rate to be applied on the assumption that the prepaid or off-set principal amount will be reinvested in the Tokyo Interbank Market during the Remaining Period. The calculation method for such Break Funding Cost shall be on a per diem basis, assuming that there are 365 days per year, wherein divisions shall be done at the end of the calculation, and fractions less than one yen shall be rounded down.

1.20	“Business Day” means any day other than those that are bank holidays in Japan.

1.21	“Collection Calculation Date” has the meaning given in Clause 1 of the Accounts Receivables Trust Agreement.

1.22	“Commitment Amount A” means the total of the amounts set forth as the commitment amounts in Schedule 1, and the Commitment Amount A with respect to each Lender A means, respectively, the Commitment Amount A in relation to the amount set forth for each Lender A in Schedule 1; provided, however, that the Commitment Amount A with respect to each Lender A is subject to change in accordance with Clause 31 in the case of partial assignment of the status of the parties hereunder pursuant to Clause 31.

1.23	“Commitment Fee A” means the fees that the Borrower shall pay to the Lender A pursuant to the provisions of Clause 11.

1.24	“Commitment Fee A Calculation Period” means collectively, each of the periods commencing on the commencement date (inclusive) of the Commitment Fee A Calculation Period below and ending on the final date (inclusive) of the Commitment Fee A Calculation Period below.

	Commencement Date of Commitment Fee A Calculation Period	Final Date of Commitment Fee A Calculation Period
First	March 25, 2005	June 24, 2005
Second	June 25, 2005	September 24, 2005
Third	September 25, 2005	December 24, 2005
Fourth	December 25, 2005	March 24, 2006

1.25	“Commitment Fee A Rate” means 0.175% per annum.

1.26	“Commitment Ratio A” means the percentage of the Commitment Amount A of each Lender A to the Total Commitment Amount A.

1.27	“Compulsory Execution” has the meaning given in Clause 26.4.

(Translation)

1.28	“Costs Increased Lender A” means a Lender A that has incurred Increased Costs.

1.29	“Counter-Performed Trust Receivables” has the meaning given in Clause 1 of the Accounts Receivables Trust Agreement.

1.30	“Counter-Performed Trust Receivables Amount (Goods’ Value Equivalent)” has the meaning given in Clause 1 of the Accounts Receivables Trust Agreement.

1.31	“Creditors’ Agreement” means the Creditors’ Agreement (as amended or renewed) attached hereto as Schedule 4, executed on March 25, 2005 by and among the Lender A, the Lender B, the Agent and the Borrower.

1.32	“Damages” has the meaning given in Clause 19.2(a)(i).

1.33	“Defaulted Obligations” has the meaning given in Clause 15.1.

1.34	“Defaulting Lender A” has the meaning given in Clause 11.2.

1.35	“Desired Drawdown Amount” has the meaning given in Clause 6.1.

1.36	“Desired Drawdown Date A” has the meaning given in Clause 6.1.

1.37	“Desired Prepayment Date” has the meaning given in Clause 14.2.

1.38	“Discovery Date” has the meanings given in Clause 7.4 or Clause 14.4, respectively.

1.39	“Distribution” has the meaning given in Clause 21.3(v).

1.40	“Drawdown Application” has the meaning given in Clause 6.1.

1.41	“Drawdown Application Period” means the period commencing on the Execution Date (inclusive) and ending on the Drawdown Application Period Final Date (inclusive).

1.42	“Drawdown Application Period Final Date” means March 18, 2006.

1.43	“Drawdown Date” means the date of the drawdown of a Loan A.

1.44	“Drawdown Period” means the period commencing on the Execution Date (inclusive) and ending on the Drawdown Period Termination Date (inclusive).

1.45	“Drawdown Period Termination Date” means March 24, 2006.

1.46	“Due Date” means, with respect to the principal and interest in relation to the Loans A, the Repayment Date; and with respect to other amounts, the date set forth as the date on which payments shall be made in accordance with this Agreement.

1.47	“Due Time” means, if any Due Dates are provided for herein, 11 a.m. on such Due Date.

(Translation)

1.48	“Enhanced Covenant Period” means any period during which the Borrower fails to maintain a minimum cash balance of 1 billion yen.

1.49	“Exemption Event” means (i) the occurrence of a natural disaster or war, (ii) an interruption in or damage to electrical, communications or any settlement systems, (iii) any event that occurs within the Tokyo Interbank Market that disables loans in yen, and (iv) any other event not attributable to the Lenders A that results in the Majority Lenders A (if it is difficult for the Majority Lenders A to make a decision, the Agent) determining that it is impossible to make the Loan A.

1.50	“Exemption Period” means the period during which any Exemption Event has occurred and continues.

1.51	“Exercise of Floating Security” has the meaning given in Clause 25.3.

1.52	“Extraordinary Collection Calculation Date” has the meaning given in Clause 1 of the Accounts Receivables Trust Agreement.

1.53	“Fixed Trust Property Value” has the meaning given in Clause 1 of the Accounts Receivables Trust Agreement.

1.54	“Fixed Trust Receivables” has the meaning given in Clause 1 of the Accounts Receivables Trust Agreement.

1.55	“Fixed Trust Receivables Amount (Goods’ Value Equivalent)” has the meaning given in Clause 1 of the Accounts Receivables Trust Agreement.

1.56	“Floating Pledge Agreement” means the Floating Pledge Agreement (as amended or renewed) attached hereto as Schedule 5, executed on March 25, 2005 by and among the Lender A, the Lender B and the Borrower.

1.57	“FMH” means Fujitsu Microelectronics Holding, Inc.

1.58	“Increased Costs” means the increased portion (the amount reasonably calculated by such Lender A) of lending expenses, in cases where the Lender A’s lending expenses under this Agreement are substantially increased (excluding any increase caused by a change in tax rates on taxable incomes of such Lender A) due to, among other things, (i) any enactment or amendment of Laws and Ordinances, or any change in the interpretation or application thereof, or (ii) any establishment or increase in capital reserves.

1.59	“Individual Loan A” means a loan made by a Lender A respectively pursuant to the same Drawdown Application.

1.60	“Individual Loan A Money” means the money lent (or to be lent) by a Lender A to the Borrower as an Individual Loan A, and the “Individual Loan A Amount” means the amount of the Individual Loan Money A (the amount calculated by multiplying the aggregate amount of Loan A in relation to the relevant Drawdown Application by the Commitment Ratio A of that Lender A).

(Translation)

1.61	“Intended Distribution Amount A” has the meaning given in Clause 26.1(i).

1.62	“Interim Interest Payment Date” has the meaning given in Clause 10.1.

1.63	“Inventory” means all kinds, nature and description of inventory, goods and merchandise, returned goods, raw materials, and other materials and supplies, regardless of location, to be furnished under any agreement of service or held for assignment or lease, that are currently owned or acquired hereafter by the Borrower (limited to those to be consumed in the Borrower’s business or used in connection with the packing, shipping, advertising, selling or processing of such goods, merchandise and such other articles), and all documents of title or other documents representing title thereto.

1.64	“Investment” means any acquisition of property in exchange for cash or other assets, whether in the form of an acquisition of stock, liabilities, or other obligations, or the purchase or acquisition of any other property, or a Loan A, capital contribution, subscription or otherwise.

1.65	“Item Not Fully Covered” has the meaning given in Clause 18.4.

1.66	“Laws and Ordinances” means any treaties, laws, cabinet orders, ministerial ordinances, rules, announcements, judgments, decisions, arbitral awards, directives, and policies of relevant authorities that apply to this Agreement, the transactions pursuant hereto or the parties hereto.

1.67	“Lease” means the lease of assets reflected as a lease on the Borrower’s consolidated balance sheet in accordance with generally accepted accounting standards in Japan.

1.68	“Lender” means collectively, the Lender A and the Lender B.

1.69	“Lender B” means MIZUHO CORPORATE BANK, LTD., Shinkin Central Bank, The Bank of Yokohama, Ltd. and The Norinchukin Bank (including its successors).

1.70	“Lending Obligation A” means a Lender A’s obligation to make Individual Loans A to the Borrower upon the condition that the requirements set forth under each item of Clause 5 are satisfied.

1.71	“Loan Agreement B” means the Revolving Line Agreement (B) (as amended or renewed) executed on March 25, 2005 by and between the Lender B and the Borrower, with MIZUHO CORPORATE BANK, LTD. acting as the agent.

1.72	“Loan Receivables A” means loan claims in relation to each Individual Loan A.

1.73	“Loan Term” means, with respect to each Individual Loan A, the period commencing on the Drawdown Date (inclusive) and ending on the Repayment Date (exclusive) in relation to such Individual Loan A.

1.74	“Loan(s) A” means the aggregate of the Individual Loans A made pursuant to this Agreement.

(Translation)

1.75	“Majority Lenders A” means more than one Lender A whose Commitment Ratio(s) A amount to 51% or more in total as of the Decision-Making Time (provided, however, that, for the period after All Lenders A’s Lending Obligations A are extinguished, and where the repayment of all obligations pursuant to this Agreement in relation to the Loan A have not been completed, the percentage shall be that of the total principal amount of the Outstanding Individual Loan A Money per each Lender A to the Total Outstanding Balance A as of the Decision-Making Time). “Decision-Making Time” means, in cases where the Lender A determines that any event requiring instructions by the Majority Lenders A has occurred, the point in time when the Agent receives notice under Clause 29.1(i), and in cases where the Agent determines that the decision of the Majority Lenders A is necessary, the point in time when the Agent gives notice under Clause 29.2.

1.76	“Non-Drawdown Lender A” has the meaning given in Clause 8.1.

1.77	“Outstanding Individual Loan A Money” means the principal, the interest, default interest, Break Funding Costs and any other payment obligation in relation to an Individual Loan A that the Borrower owes pursuant to this Agreement with respect to the Individual Loan A, and the “Outstanding Individual Loan A Amount” means the amount of such Outstanding Individual Loan A Money.

1.78	“Pre-assignment Commitment Amount A” has the meaning given in Clause 31.2(ii).

1.79	“Pre-assignment Loan Receivables A” has the meaning given in Clause 31.2(ii).

1.80	“Prepayment” has the meaning given in Clause 14.1.

1.81	“Purchase and Sale Agreement” means the “PURCHASE AND SALE AGREEMENT” dated February 23, 2004(as amended or renewed) between the Borrower and FUJITSU LIMITED.

1.82	“Purchase and Sale Related Agreements” means the Purchase and Sale Agreement and each of the individual agreements pursuant thereto.

1.83	“Reduced Amount” has the meaning given in Clause 31.2(ii).

1.84	“Reduced Drawdown” has the meaning given in Clause 7.4.

1.85	“Reduced Drawdown Amount” has the meaning given in Clause 7.4.

1.86	“Reduced Drawdown Break Funding Cost” means, in cases where a Reduced Drawdown is made and the Reinvestment Rate in such case falls below the Applicable Interest Rate A, the amount calculated as the difference between the Desired Drawdown Amount and the Reduced Drawdown Amount, multiplied by the difference between the Reinvestment Rate and the Applicable Interest Rate A, and calculated on a per diem basis in accordance with the actual number of days of the Remaining Period. “Remaining Period” in this item means the period commencing on the Drawdown Date (inclusive) and ending on the Repayment Date (exclusive), and the

(Translation)

“Reinvestment Rate” in this item means the interest rate reasonably determined by the Lenders A as the interest rate to be applied on the assumption that the difference between the Desired Drawdown Amount and the Reduced Drawdown Amount will be reinvested in the Tokyo Interbank Market during the Remaining Period. The calculation method for such Reduced Drawdown Break Funding Cost shall be on a per diem basis, assuming that there are 365 days per year, wherein divisions shall be done at the end of the calculation, and fractions less than one yen shall be rounded down.

1.87	“Reduced Ratio” has the meaning given in Clause 31.2(ii).

1.88	“Refinanced Loan A” means a Loan A that has already been made and the Due Date of which shall be the Desired Drawdown Date A of a Refinancing Loan A.

1.89	“Refinancing Loan A” means a Loan A with the Desired Drawdown Date A being the Due Date of a Loan A already made.

1.90	“Regular Collection Calculation Date” has the meaning given in Clause 1 of the Accounts Receivables Trust Agreement.

1.91	“Relevant Agreements” means this Agreement, the Loan Agreement B, the Accounts Receivables Trust Agreement, the Floating Pledge Agreement, the Creditors’ Agreement and the documents related thereto.

1.92	“Relevant Lender A” has the meaning given in Clause 14.1.

1.93	“Remaining Individual Loan A” has the meaning given in Clause 26.1(i).

1.94	“Remaining Lender A” has the meaning given in Clause 26.1(i).

1.95	“Repayment Date” has the meaning given in Clause 6.1(iii).

1.96	“Reports” means (i) the audited annual report (eigyou houkokusyo) prepared by the Borrower on a stand-alone basis (including the balance sheet, profit and loss statement, statement of cash flow, and other documents incidental thereto; and if any consolidated Subsidiary or Affiliate of the Borrower has been established, including the consolidated annual report (eigyou houkokusyo)) within ninety (90) days from the end of the fiscal year, (ii) the unaudited annual report (eigyou houkokusyo) prepared by the Borrower on a stand-alone basis (including the balance sheet, profit and loss statement, statement of cash flow, and other documents incidental thereto; and if any consolidated Subsidiary or Affiliate of the Borrower has been established, including the consolidated annual report (eigyou houkokusyo)) within forty-five (45) days from the end of a fiscal quarter, (iii) the audited financial statements prepared by Spansion LLC on a consolidated basis (including the balance sheet, profit and loss statement, statement of cash flow, and other documents incidental thereto) within ninety (90) days from the end of the fiscal year, and (iv) the unaudited financial statements prepared by Spansion LLC on a consolidated basis (including the balance sheet, profit and loss statement, statement of cash flow, and other documents incidental thereto) within forty-five (45) days from the end of a fiscal quarter.

1.97	“Set-off Initiating Lender A” has the meaning given in Clause 26.1.

(Translation)

1.98	“Set-off Receiving Lender A” has the meaning given in Clause 26.2.

1.99	“Settlor’s Extraordinary Report” has the meaning given in Clause 1 of the Accounts Receivables Trust Agreement.

1.100	“Settlor’s Regular Report” has the meaning given in Clause 1 of the Accounts Receivables Trust Agreement.

1.101	“Settlor’s Regular Report Deadline” has the meaning given in Clause 1 of the Accounts Receivables Trust Agreement.

1.102	“Spread A” means 0.550% per annum.

1.103	“Status of the Establishment of the Collateral” described in Schedule 2 means the specifics of the assets offered as security under the Security Assignment Agreement (Joto Tanpo Settei Keiyaku) executed on June 30, 2003 by and between the Borrower and FUJITSU LIMITED, and the specifics of the assets offered as a first-priority mortgage under the Mortgage Agreement and the Letter Concerning the Establishment of Security Interests (Tanpo Sashiire Sho) executed on June 30, 2003 by and between the Borrower and FUJITSU LIMITED.

1.104	“Subsidiary” means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interest (in the case of parties other than corporations) is owned or controlled directly or indirectly by a party, one or more of its Subsidiaries, or a combination thereof.

1.105	“Successive Lender” has the meaning given in Clause 31.2.

1.106	“Taxes and Public Charges” means all public taxes or public charges including income taxes, corporate taxes and other taxes, which are applicable in Japan.

1.107	“Temporary Advancement” means, with respect to the Borrower’s repayment on a Due Date, a payment made by the Agent to the Lenders A before the completion of the Borrower’s repayment of an amount equivalent to the amount to be distributed to the Lenders A in accordance with Clause 19; or with respect to the Individual Loans A made by the Lenders A on the Drawdown Date, a payment made by the Agent to the Borrower before the Lender A’s making the Individual Loan A of an amount equivalent to the amount of the Individual Loan A to be made to the Borrower.

1.108	“Temporary Advancement Costs” means, in cases where the Agent makes a Temporary Advancement, the amount calculated as the amount of Temporary Advancement, multiplied by (i) the Funding Rate, and (ii) the actual number of days of the Temporary Advancement Period. “Temporary Advancement Period” means the period commencing on the date (exclusive) that a Temporary Advancement is made and ending on the date (inclusive) that such Temporary Advancement is cleared, and the “Funding Rate” means the interest rate that the Agent reasonably determines as the interest rate to fund the amount of Temporary Advancement throughout the

(Translation)

Temporary Advancement Period. The calculation method for such Temporary Advancement Costs shall be on a per diem basis in accordance with the actual number of days of the Temporary Advancement Period, assuming that there are 365 days per year, wherein divisions shall be done at the end of the calculation, and fractions less than one yen shall be rounded down.

1.109	“Total Commitment Amount A” means the total of the Commitment Amounts A of All Lenders A.

1.110	“Total Outstanding Balance A” means the total principal amount of the Outstanding Individual Loan A Money owed to All Lenders A.

1.111	“Trust Property Maintenance Standards” has the meaning given in Clause 1 of the Accounts Receivables Trust Agreement.

1.112	“Trust Receivables” has the meaning given in Clause 1 of the Accounts Receivables Trust Agreement.

1.113	“Trustee” means MIZUHO TRUST & BANKING CO., LTD. (including its successor trustee), as the trustee pursuant to the Accounts Receivables Trust Agreement.

1.114	“Trustee’s Extraordinary Report” has the meaning given in Clause 1 of the Accounts Receivables Trust Agreement.

1.115	“Trustee’s Regular Report” has the meaning given in Clause 1 of the Accounts Receivables Trust Agreement.

1.116	“Unused Commitment Amount A” means the amount calculated as the Commitment Amount A less the total principal amount of the Outstanding Individual Loan A Money, and the Unused Commitment Amount A in relation to each Lender A shall mean the amount calculated as the Commitment Amount A in relation to such Lender A less the total principal amount of the Outstanding Individual Loan A Money in relation to such Lender A.

2.	RIGHTS AND OBLIGATIONS OF LENDERS A

2.1	The Lenders A shall owe the Lending Obligations A.

2.2	Unless otherwise provided for in this Agreement, the obligations of each Lender A under this Agreement shall be independent, and a Lender A shall not be released from its obligations under this Agreement due to any other Lenders A failing to perform their obligations. A Lender A shall not be responsible for any failure of other Lenders A to perform their obligations under this Agreement.

2.3	If a Lender A, in breach of its Lending Obligation A, fails to make an Individual Loan A on the Desired Drawdown Date A, such Lender A shall, upon request by the Borrower, immediately compensate the Borrower for all damages, losses and expenses incurred by the Borrower as a result of such breach; provided, however, that the maximum amount of such compensation to the Borrower for the damages, losses and

(Translation)

expenses incurred shall be the difference between (i) the interest and other expenses that is required or would be required to be paid if the Borrower separately made a drawdown as a result of such Lender A’s failure to make the Individual Loan A on the Desired Drawdown Date A, and (ii) the interest and other expenses that would have been required to be paid if the Individual Loan A were made on the Desired Drawdown Date A.

2.4	Unless otherwise provided for in this Agreement, each Lender A may exercise its rights under this Agreement separately and independently.

3.	USE OF PROCEEDS

The Borrower shall use the money raised by the Loan A as working capital.

4.	CONDITIONS PRECEDENT FOR EFFECTIVENESS OF THIS AGREEMENT

This Agreement shall take effect upon the condition that the Borrower submit all of the following documents to the Agent and All Lenders A, and the Agent and All Lenders A are satisfied with the details thereof:

(i)	the certificate of seal registration of the representative of the Borrower who signs and affixes his seal to this Agreement dated on or after December 25, 2004;

(ii)	a certified copy of the certificate of corporate registration (certificate of complete company resume or the certificate of complete present company resume) of the Borrower dated on or after December 25, 2004;

(iii)	a copy of the Articles of Incorporation of the Borrower with certification (dated on or after December 25, 2004) attached thereto certifying that it is a copy of the original; and

(iv)	a written confirmation prepared by the Borrower’s Representative Director certifying that all internal procedures necessary for the execution of this Agreement and the drawdown pursuant to this Agreement have been completed.

5.	CONDITIONS PRECEDENT FOR LENDING OBLIGATIONS A

5.1	The Lender A shall owe the Lending Obligations A upon the condition (irrespective of whether or not notice under Clause 8.1 was given) that all of the conditions set forth in each of the following items are satisfied at the time of making the Individual Loan A. The satisfaction of such conditions shall be determined individually by each Lender A, and no other Lender A or the Agent shall be responsible for a Lender A’s determination or refusal to make a Loan A.

(i)	The application for a drawdown satisfies the requirements set forth under Clause 6.1.

(Translation)

(ii)	The Lending Obligations A of All Lenders A have not been exempted pursuant to Clause 12.1.

(iii)	The Accounts Receivables Trust Agreement, the Floating Pledge Agreement and the Creditors’ Agreement have all been entered into and are validly existing.

(iv)	All the matters described in each item of Clause 20 hereof, Clause 7.1 of the Accounts Receivables Trust Agreement and Clause 4.1 of the Floating Pledge Agreement are true and correct.

(v)	The Borrower has not breached any provision of this Agreement, the Accounts Receivables Trust Agreement or the Floating Pledge Agreement, and there is no threat that such breach may occur on or after the relevant Desired Drawdown Date A.

(vi)	No consultation pursuant to the provisions of Clause 34.2 has been held.

(vii)	The Borrower has obtained approval from FUJITSU LIMITED with respect to the assignment of Trust Receivables pursuant to the Accounts Receivables Trust Agreement, in the form of a document bearing a certified date (kakutei-hizuke), as provided for in Clause 10.1 of the Accounts Receivables Trust Agreement. (Further, the original of such written approval has been delivered to the Trustee, and the Trustee has delivered a copy thereof to the Agent, attaching thereto a certification certifying that such copy is a true and accurate copy of the original and that the original is retained by the Trustee.)

(viii)	The Borrower has obtained the Trustee’s approval without objection with respect to the creation of the floating pledge pursuant to the Floating Pledge Agreement, in the form of a document bearing a certified date (kakutei-hizuke), as provided for in Clauses 3.2 and 3.3 of the Floating Pledge Agreement. (Further, the original of such written approval has been delivered to the Agent.)

(ix)	An account in the name of the Trustee has been established at the Uchisaiwaicho Corporate Banking Division of MIZUHO CORPORATE BANK, LTD. as the account for receiving transfer of the amount of Trust Receivables collections with respect to the Fixed Trust Receivables.

(x)	The Fixed Trust Property Value on the Trustee’s Regular Report or the Trustee’s Extraordinary Report, whichever is the most recent as of 10 a.m. on the third (3rd) Business Day prior to the Desired Drawdown Date A set forth in the Drawdown Application, is maintained at an amount that is no less than the Total Outstanding Balance A after making such Loan A.

(xi)	The Fixed Trust Property Value on the most recent Trustee’s Regular Report or the Trustee’s Extraordinary Report, whichever is the most recent as of 11 a.m. on the Business Day immediately preceding the Desired Drawdown Date A set forth in the Drawdown Application, is maintained at an amount that is no less than the Total Outstanding Balance A after making such Loan A.

(Translation)

5.2	Even if the condition provided for under Clause 5.1(xi) is not satisfied, if all of the other conditions provided for under each of the other items of Clause 5.1 are satisfied, the Lender A shall, in accordance with the provisions of Clause 7.4, owe the Lending Obligations A with respect to amounts that are no less than 100 million yen and in increments of 100 million yen, to the extent that the Fixed Trust Property Value is maintained at an amount that is no less than the Total Outstanding Balance A.

6.	APPLICATION FOR DRAWDOWN

6.1	The Borrower may apply for a drawdown pursuant to the terms of this Agreement during the Drawdown Application Period. If the Borrower desires to drawdown a Loan A pursuant to this Agreement, the Borrower shall submit to the Agent a document specifying the matters set forth under each of the following items, indicating its intention to apply for a drawdown (the “Drawdown Application”), by 10 a.m. on the third (3rd) Business Day prior to the Desired Drawdown Date A. In this case, the matters set forth under each of the following items shall satisfy the conditions provided for in the respective items.

(i)	The amount of Individual Loan A that the Borrower desires to drawdown (the “Desired Drawdown Amount”):

The Desired Drawdown Amount shall be no less than 100 million yen and in increments of 100 million yen, and, at the same time, an amount where the Lending Obligation A of each Lender A does not exceed the Unused Commitment Amount A in relation to the relevant Lender A as of the Desired Drawdown Date A.

(ii)	The date that the Borrower desires the drawdown (the “Desired Drawdown Date A”):

The Desired Drawdown Date A shall be a Business Day during the Drawdown Period.

(iii)	The repayment time of the principal and interest of the Individual Loan A in relation to such Drawdown Application (the “Repayment Date”):

The Repayment Date shall be a day corresponding to one (1) month, two (2) months, three (3) months, six (6) months, or twelve (12) months after the Desired Drawdown Date A (provided, however, that if such corresponding day falls on a day other than a Business Day, the following Business Day shall be the Repayment Date, and if such following Business Day occurs in the following month, the immediately preceding Business Day shall be the Repayment Date), but may not be after April 24, 2006.

6.2	The indication of intention to apply for a drawdown pursuant to Clause 6.1 shall be effective with respect to All Lenders A upon the Agent receiving the Drawdown Application. When the Agent receives a Drawdown Application from the Borrower, the Agent shall notify All Lenders A of the Borrower’s application for a drawdown and

(Translation)

the details thereof, by sending a copy of the Drawdown Application to All Lenders A during the third (3rd) Business Day prior to the Desired Drawdown Date A. The Agent shall retain the original of the Drawdown Application on behalf of All Lenders A until the Outstanding Individual Loan A Money advanced in response to such application is fully repaid.

7.	MAKING OF LOANS A

7.1	If a Lender A receives an application for a drawdown in accordance with Clause 6 and does not give notice pursuant to Clause 8.1, and all conditions set forth in Clause 5 are satisfied at the time of the drawdown of the Individual Loan A, the Lender A shall remit the Individual Loan A Amount to the Agent’s Account by 11 a.m. on the Desired Drawdown Date A. The Individual Loan A shall be deemed to have been made by that Lender A as of the time that the Agent remits such money to the Borrower’s Settlement Account from the Agent’s Account. Provided, however, that with respect to the drawdown of the Individual Loan A in relation to a Refinancing Loan A, the Lender A shall offset (a) the principal amount of the Outstanding Individual Loan A Money in relation to the Refinanced Loan A as of the Desired Drawdown Date A, and (b) the Individual Loan A Amount in relation to the Refinancing Loan A, and according to the result thereof, shall treat the drawdown of such Individual Loan A as follows.

(i)	If the Individual Loan A Amount in relation to the Refinancing Loan A exceeds the amount equivalent to the principal of the Outstanding Individual Loan A Money in relation to the Refinanced Loan A:

If the Lender A receives an application for a drawdown in accordance with Clause 6 and does not give notice pursuant to Clause 8.1, and all conditions set forth in each item of Clause 5 are satisfied at the time of making the Individual Loan A, the Lender A shall remit to the Agent’s Account the amount of the difference between the Individual Loan A Amount in relation to the Refinancing Loan A and the amount equivalent to the principal of the Outstanding Individual Loan A Money in relation to the Refinanced Loan A by 11 a.m. on the Desired Drawdown Date A. The Individual Loan A in relation to the Refinancing Loan A shall be deemed to have been made in the full Individual Loan A Amount in relation to the Refinancing Loan A as of the time that the Agent transfers such money to the Borrower’s Settlement Account after withdrawing it from the Agent’s Account. Provided, however, that even if the Lender A remits the amount of the difference between the Individual Loan A Amount and the amount equivalent to the principal of the Outstanding Individual Loan A Money to the Borrower’s Settlement Account, if the interest on the Refinanced Loan A is not paid by the Due Time, the Individual Loan A in relation to the Refinancing Loan A shall be deemed not to have been made.

(ii)	If the Individual Loan A Amount in relation to the Refinancing Loan A is less than or equal to the amount equivalent to the principal of the Outstanding Individual Loan A Money in relation to the Refinanced Loan A:

If the Lender A receives an application for a drawdown in accordance with Clause 6 and does not give notice pursuant to Clause 8.1, and all conditions

(Translation)

set forth in each item of Clause 5 are satisfied, the Individual Loan A in relation to the Refinancing Loan A shall be deemed to have been made in the full Individual Loan A Amount in relation to the Refinancing Loan A as of the Due Time of the Refinanced Loan A. Provided, however, that if the Borrower does not pay the full amount of the difference between the Outstanding Individual Loan A Amount in relation to the Refinanced Loan A and the Individual Loan A Amount and the interest accrued on the Refinanced Loan A by the Due Time, the Individual Loan A in relation to the Refinancing Loan A shall be deemed not to have been made.

7.2	When the Loan A is made pursuant to Clause 7.1, the Borrower shall immediately send to the Agent a written receipt describing the amount of the Loan A and the specifics of the Individual Loan A. The Agent shall, upon receiving such receipt, promptly provide a copy thereof to the Lender A who made the Individual Loan A. The Agent shall retain the original receipt on behalf of that Lender A until the Outstanding Individual Loan A Money in relation to such Individual Loan A is repaid in full.

7.3	If notice under Clause 8.1 is not given, the Agent may make the Individual Loan A on behalf of a Lender A through Temporary Advancement (provided, however, that the Agent shall be under no obligation to make such Temporary Advancement). After such Temporary Advancement, the relevant Lender A shall remit the full equivalent amount of the Individual Loan A Money to the Agent’s Account by 11 a.m. on the Desired Drawdown Date A, and if such remittance is not completed by that time, the Lender A shall, promptly upon the Agent’s request, pay to the Agent the Temporary Advancement Costs required in making such Temporary Advancement.

7.4	If it is found, on or after 10 a.m. on the third (3rd) Business Day prior to the Desired Drawdown Date A, and before 11 a.m. on the Business Day immediately preceding the same Desired Drawdown Date A, that the Fixed Trust Property Value on the most recent Trustee’s Regular Report or Trustee’s Extraordinary Report made by 11 a.m. on the Business Day immediately preceding that Desired Drawdown Date A cannot be maintained at an amount that is not less than the Total Outstanding Balance A after making such Loan A (the date on which such fact is found shall hereinafter be referred to as the “Discovery Date”), the Individual Loan A shall be made in the maximum amount (the “Reduced Drawdown Amount”) to the extent that such Fixed Trust Property Value can be maintained at an amount that is not less than the Total Outstanding Balance A after making such Loan A, provided that such amount is not less than 100 million yen and in increments of 100 million yen, and the loan amount in relation to the Lending Obligation A of each Lender A in this case shall be the amount calculated as the Reduced Drawdown Amount multiplied by the Commitment Ratio A of each Lender A (making such loan in the amount less than the Desired Drawdown Amount shall hereinafter be referred to as the “Reduced Drawdown”). The Borrower shall be responsible for any damages, losses or expenses incurred by the Lender A or the Agent as a result of the Reduced Drawdown.

7.5	The procedures in relation to a Reduced Drawdown shall be as follows.

(i)	The Agent shall, during the Discovery Date, notify the Borrower and the Lender A (a) that a Reduced Drawdown is required to be made, (b) the loan amount in relation to the Lending Obligation A of each Lender A, and (c) that

(Translation)

the Lender A is required to notify the Agent, by 12 p.m. on the second (2nd) Business Day after the Discovery Date of the amount of the Reduced Drawdown Break Funding Cost together with the calculation basis thereof.

(ii)	Each Lender A shall, by 12 p.m. on the second (2nd) Business Day after the Discovery Date, notify the Agent of the amount of the Reduced Drawdown Break Funding Cost in relation to such Lender A together with the calculation basis thereof.

(iii)	The Borrower shall, during the Business Day immediately preceding the Desired Drawdown Date A, submit to the Agent a written confirmation stating its approval of the Reduced Drawdown. If such written confirmation is not submitted during the Business Day immediately preceding the Desired Drawdown Date A, the Lender A may elect not to make the Reduced Drawdown.

(iv)	The Borrower shall pay the Reduced Drawdown Break Funding Cost in accordance with the provisions of Clause 18 on the third (3rd) Business Day after the Discovery Date.

8.	REFUSAL TO MAKE LOANS A

8.1	A Lender A who decides not to make the Individual Loan A for the reason that all or part of the conditions under Clause 5 are not satisfied (the “Non-Drawdown Lender A”) may notify the Agent, the Borrower and all other Lenders A of the decision with the reason affixed thereto by 3 p.m. on one (1) Business Day prior to the Desired Drawdown Date A. Provided, however, that if, notwithstanding the satisfaction of all the conditions under Clause 5, such notice is given and the Individual Loan A is not made, the Non-Drawdown Lender A shall not be released from liabilities arising from a breach of its Lending Obligations A.

8.2	The Borrower shall be responsible for any damages, losses or expenses incurred by the Non-Drawdown Lender A or the Agent as a result of Non-Drawdown Lender A not being able to make the Individual Loan A. Provided, however, that the foregoing shall not apply if the failure to make the Individual Loan A constitutes a breach of such Non-Drawdown Lender A’s Lending Obligations A.

9.	REPAYMENT OF PRINCIPAL

The Borrower shall pay the principal amount of each Individual Loan A on the Repayment Date in accordance with the provisions of Clause 18.

10.	INTEREST

10.1	The Borrower shall, (a) with respect to those Individual Loans A for which the Loan Term is one (1) month, two (2) months, three (3) months or six (6) months, pay on the Repayment Date of such Individual Loan A, in accordance with the provisions of Clause 18, the amount of interest on such Individual Loan A calculated by multiplying the principal amount in relation to the Individual Loan A by the Applicable Interest Rate A, calculated on a per diem basis in accordance with the actual number of days of

(Translation)

the Loan Term, and (b) with respect to those Individual Loans A for which the Loan Term is twelve (12) months, pay on the corresponding day (or the following Business Day if such date is not a Business Day; the “Interim Interest Payment Date”) six (6) months after the Drawdown Date of such Individual Loan A, in accordance with the provisions of Clause 18, the amount of interest accrued on such Individual Loan A up to the Interim Interest Payment Date, calculated by multiplying the principal amount in relation to the Individual Loan A by the Applicable Interest Rate A, calculated on a per diem basis in accordance with the actual number of days from such Drawdown Date to the Interim Interest Payment Date, and, on the Repayment Date in relation to such Individual Loan A, pay in accordance with provisions of Clause 18, the amount of interest accrued on such Individual Loan A on and after the Interim Interest Payment Date, calculated by multiplying the principal amount in relation to the Individual Loan A by the Applicable Interest Rate A, calculated on a per diem basis in accordance with the actual number of days from the Interim Interest Payment Date to the Repayment Date.

10.2	The calculation method of interest under Clause 10.1 shall be on a per diem basis, inclusive of the first day and exclusive of the last day, assuming that there are 365 days per year, wherein divisions shall be done at the end of the calculation, and fractions less than one yen shall be rounded down.

11	COMMITMENT FEE A

11.1	The Borrower shall pay on the fifth (5th) Business Day after the final date of each Commitment Fee A Calculation Period, in accordance with the provisions of Clause 18, a Commitment Fee A in the amount (fractions less than one yen shall be rounded down) calculated as the total amount of the Unused Commitment Amount A with respect to each Lender A on each day during each Commitment Fee A Calculation Period (provided that the Unused Commitment Amount A on the Drawdown Date shall be the Unused Commitment Amount A after making the Individual Loan A on that Drawdown Date), multiplied by the Commitment Fee A Rate, and divided by 365.

11.2	The Borrower shall not be required to make payments with respect to the Commitment Fee A in relation to the Default Period to any Lender A who fails to perform its Lending Obligations A (the “Defaulting Lender A”). The Commitment Fee A in relation to the Default Period shall be the amount (fractions less than one yen shall be rounded down) calculated as the total amount of the Unused Commitment Amount A with respect to such Defaulting Lender A on each day during such Default Period, multiplied by the Commitment Fee A Rate, and divided by 365. In this Clause 11.2, the “Default Period” shall mean the period commencing on the day (inclusive) on which an event of default occurs, and ending on the day (inclusive) before the day on which the default is remedied, and the day on which a default is remedied shall be determined as follows:

(i)	if the Defaulting Lender A offers to the Borrower via the Agent to make the Individual Loan A at a later date pursuant to the application for a drawdown in respect of which the Defaulting Lender A has failed to perform its Lending Obligation A, and the Borrower accepts such offer and such Individual Loan A is made, the date the Individual Loan A is made;

(Translation)

(ii)	if the Borrower refuses the offer in the preceding item, the date that the offer is refused; if the Agent does not receive notice from the Borrower of its acceptance or refusal of the offer within two (2) Business Days after the offer is made under the preceding item, the offer shall be deemed to have been refused by the Borrower; and

(iii)	for those cases other than the cases of the preceding two items, the date determined by the Borrower, the Defaulting Lender A and the Agent upon consultation.

11.3	If an Exemption Event occurs, the Borrower shall not be required to make payments to All Lenders A, with respect to the Commitment Fee A in relation to the Exemption Period. The Commitment Fee A in relation to the Exemption Period shall be the amount (fractions less than one yen shall be rounded down) calculated as the total amount of the Unused Commitment Amount A with respect to each Lender A on each day during such Exemption Period, multiplied by the Commitment Fee A Rate, and divided by 365.

11.4	If the Costs Increased Lender A ceases to owe its Lending Obligations A pursuant to the provisions of Clause 13.5, the Borrower shall not be required to pay to such Costs Increased Lender A, with respect to the Commitment Fee A in relation to the period after the termination of this Agreement with respect to that Costs Increased Lender A, the amount (fractions less than one yen shall be rounded down) calculated as the total amount of the Unused Commitment Amount A with respect to such Costs Increased Lender A on each day during the period commencing on the day (inclusive) on which the Costs Increased Lender A ceases to owe its Lending Obligations A and ending on the Drawdown Application Period Final Date (inclusive), multiplied by the Commitment Fee A Rate, and divided by 365.

11.5	If this Agreement is terminated with respect to any Lender A or All Lenders A pursuant to the provisions of Clause 34, the Borrower shall not be required to pay to that Lender A, with respect to the Commitment Fee A in relation to the period after the termination of this Agreement with respect to that Lender A, the amount (fractions less than one yen shall be rounded down) calculated as the total amount of the Unused Commitment Amount A with respect to each Lender A on each day during the period from the day (inclusive) of termination of this Agreement with respect to that Lender A and ending on the Drawdown Period Termination Date (inclusive) (provided that the related provisions of this Agreement shall remain effective with respect to the Lender A after the termination of this Agreement to the extent necessary in calculating the Commitment Fee A that is not required to be paid pursuant to this Clause 11.5; provided further, that with respect to the day repayment is made in relation to an Individual Loan A, the Unused Commitment Amount A after such repayment shall be used as the basis for such calculation), multiplied by the Commitment Fee A Rate, and divided by 365.

11.6	In calculating the Commitment Fee A pursuant to Clause 11.1, divisions shall be done at the end of the calculation, and fractions less than one yen shall be rounded down.

12.	EXEMPTION OF LENDER A

(Translation)

12.1	The Lender A shall not owe the Lending Obligations A during the Exemption Period.

12.2	If the Agent becomes aware that an Exemption Event has occurred, the Agent shall immediately notify the Borrower and All Lenders A of such event in writing.

12.3	After notice under Clause 12.2 is given, when the Majority Lenders A determine that the Exemption Event in relation to such notice has been resolved, the Agent shall immediately notify the Borrower and All Lenders A thereof.

13.	INCREASED COSTS

13.1	A Costs Increased Lender A may, by notifying the Borrower in writing via the Agent, request the Borrower to elect either to bear the Increased Costs or to terminate this Agreement with respect to the Costs Increased Lender A. The Borrower shall respond to such request by giving written notice to the Costs Increased Lender A via the Agent.

13.2	If the Borrower elects to bear the Increased Costs in response to the Costs Increased Lender A’s request under Clause 13.1, the Borrower shall pay, in accordance with the provisions of Clause 18, the Costs Increased Lender A the money equivalent to such Increased Costs.

13.3	If the Borrower elects to terminate this Agreement with respect to the Costs Increased Lender A in response to the request under Clause 13.1, the Borrower shall notify the Agent and All Lenders A in writing by ten (10) Business Days prior to the date the Borrower desires this Agreement to be terminated (the “Desired Termination Date”), of (a) the desire to terminate this Agreement with respect to the Costs Increased Lender A, and (b) the Desired Termination Date.

13.4	If there remains an Individual Loan A with a Repayment Date or Interim Interest Payment Date that arrives on or after the day following the Desired Termination Date, the Costs Increased Lender A shall notify the Agent of the Break Funding Cost by two (2) Business Days prior to the Desired Termination Date. After receiving such notice, the Agent shall notify the Borrower of the same by one (1) Business Day prior to the Desired Termination Date.

13.5	In the event that notice under Clause 13.3 is given, the Costs Increased Lender A’s Lending Obligation A shall be extinguished, and thereupon this Agreement shall terminate only with respect to the Costs Increased Lender A. In this case, the Borrower shall pay to the Costs Increased Lender A on the Desired Termination Date, in accordance with the provisions of Clause 18, all obligations it owes to the Costs Increased Lender A pursuant to this Agreement. Until the Borrower completes the performance of all obligations it owes to the Costs Increased Lender A under this Agreement, the relevant provisions of this Agreement regarding the performance of such obligations shall remain in full force and effect with respect to the Costs Increased Lender A. Further, in this case, the Commitment Ratio A of the Lenders A other than the Costs Increased Lender A shall be modified as follows:

(i)	The Total Commitment Amount A will be modified to an amount calculated as the Total Commitment Amount A before modification less the Commitment Amount A of such Costs Increased Lender A.

(Translation)

(ii)	The Commitment Ratio A of the Lenders A other than the Costs Increased Lender A shall be modified to the ratio of the loan amount of each Lender A to the Total Commitment Amount A after the modification under the immediately preceding Item (i).

14.	PREPAYMENT

14.1	The Borrower may not prepay all or any part of the principal of the Loan A before its Due Date (a “Prepayment”). Provided, however, that this shall not apply if the Prepayment is made pursuant to Clause 13 or Clause 34, or if the Borrower, in accordance with the procedures set forth below, obtains the prior written approval of all of the Lenders A who made the Individual Loan A in respect of which the Borrower gives notice of its desire to make a Prepayment (the “Relevant Prepayment Lenders A”), and the Agent.

14.2	If the Borrower desires to make a Prepayment, the Borrower shall give a written notice to the Agent no later than ten (10) Business Days prior to the date the Borrower desires to make the Prepayment (the “Desired Prepayment Date”), stating (a) the Drawdown Date, the Repayment Date and the principal amount of the Individual Loan A for which the Borrower desires to make a Prepayment, (b) the principal amount for which the Borrower desires to make a Prepayment (not less than 100 million yen, and in increments of 100 million yen), (c) that the Borrower will pay in full on the Desired Prepayment Date, the interest on the principal amount for which the Borrower desires to make a Prepayment that has accrued by the Desired Prepayment Date (inclusive) (the “Accrued Interest”), and (d) the Desired Prepayment Date. The Agent shall notify the Relevant Prepayment Lenders A of items (a) through (d) of this Clause 14.2 by the Business Day immediately following the day the Agent receives notice from the Borrower, whereupon the Relevant Prepayment Lenders A shall notify the Agent no later than five (5) Business Days prior to the Desired Prepayment Date of whether or not they approve such Prepayment. If such notice by any of the Relevant Prepayment Lenders A does not reach the Agent by five (5) Business Days prior to the Desired Prepayment Date, it shall be deemed that the Relevant Prepayment Lenders A did not approve such Prepayment. The Agent shall judge the acceptability of the Prepayment by four (4) Business Days prior to the Desired Prepayment Date, and notify the result to the Borrower and the Relevant Prepayment Lenders A.

14.3	The Relevant Prepayment Lenders A who approve the Prepayment in accordance with Clause 14.2 shall notify the Agent of the Break Funding Cost no later than 5 p.m. on two (2) Business Days prior to the Desired Prepayment Date. After receiving such notice, the Agent shall notify the Borrower of the same no later than one (1) Business Day prior to the Desired Prepayment Date. The Borrower shall pay on the Desired Prepayment Date to the Relevant Prepayment Lenders A who approve the Prepayment, in accordance with Clause 18, the total of the principal, the Accrued Interest and the Break Funding Cost in respect of the Loan A subject to such Prepayment.

14.4	If it is found that (i) the Fixed Trust Property Value as of each Regular Collection Calculation Date cannot be maintained at an amount that is not less than 101% of the Total Outstanding Balance A, or (ii) the Fixed Trust Property Value as of each Extraordinary Collection Calculation Date cannot be maintained at an amount that is

(Translation)

not less than the Total Outstanding Balance A, the Borrower shall make the Prepayment in accordance with the following procedures, no later than three (3) Business Days after the date such fact is found (if such fact is found at or after 11 a.m. on the Business Day immediately preceding the Drawdown Date to the Drawdown Date, including the Business Day immediately preceding the Drawdown Date; the “Discovery Date” in this Clause 14.4), with respect to all of the Loan Receivables A or a part sufficient to satisfy the Trust Property Maintenance Standards. Provided, however, that this shall not apply if the Borrower additionally entrusts the Trustee with monies sufficient to satisfy the Trust Property Maintenance Standards in accordance with the provisions of the Accounts Receivables Trust Agreement during the Business Day immediately following the Discovery Date, upon notifying the Trustee and the Agent of its intent to entrust additional funds (by submitting an Application for Additional Entrustment of Funds) no later than 11 a.m. on the Business Day immediately following the Discovery Date.

(i)	The Borrower shall notify the Agent of the principal amount subject to the Prepayment no later than 11 a.m. on the Business Day immediately following the Discovery Date (if it discovers such fact).

(ii)	The Agent shall notify the Relevant Prepayment Lenders A and the Borrower by the Business Day immediately following the Discovery Date, of (a) the principal amount subject to the Prepayment, (b) the interest on the principal amount subject to the Prepayment that has accrued by the date (inclusive) the Prepayment will be made (the “Accrued Interest”), and (c) the date the Prepayment will be made.

(iii)	Each of the Relevant Prepayment Lenders A receiving the notice pursuant to the preceding Item (i) shall notify the Agent of the Break Funding Cost in relation to such Relevant Prepayment Lender A no later than 12 p.m. on one (1) Business Day prior to the date the Prepayment will be made, and after receiving such notice, the Agent shall notify the Borrower of the same no later than one (1) Business Day prior to the date the Prepayment will be made.

(iv)	The Borrower shall pay the total amount of the principal of the Loan A subject to Prepayment, and the Accrued Interest and Break Funding Costs thereon on the third (3rd) Business Day after the Discovery Date, in accordance with the provisions of Clause 18.

14.5	The Borrower shall, in making the Prepayment of any parts of the Loan Receivables A pursuant to Clause 14.4, first repay the Loan Receivables A in relation to the Individual Loan A of which the Drawdown Date arrives last, in the whole or any part thereof in an amount not less than 100 million yen and in increments of 100 million yen sufficient to satisfy the Trust Property Maintenance Standards, and if the repayment of all of the Loan Receivables A in relation to the Individual Loan A of which the Drawdown Date arrives last is still not sufficient to satisfy the Trust Property Maintenance Standards, then the Borrower shall repay the Loan Receivables A in relation to the Individual Loan A of which the Drawdown Date arrives the next latest, in the whole or any part thereof in an amount not less than 100 million yen and in increments of 100 million yen sufficient to satisfy the Trust Property Maintenance Standards, and the same shall apply thereafter.

(Translation)

15.	DEFAULT INTEREST

15.1	If the Borrower defaults in the performance of its obligations under this Agreement owing to a Lender A or the Agent, the Borrower shall, immediately upon the Agent’s request and in accordance with Clause 18, for the period commencing on the Due Date (inclusive) of such defaulted obligation (the “Defaulted Obligations”) and ending on the day (inclusive) the Borrower performs all Defaulted Obligations, pay default interest calculated by multiplying the amount of the Defaulted Obligations by the higher of either (to the extent permitted by Laws and Ordinances) (i) the rate obtained by adding the rate of 2% per annum to the reasonable cost (calculated at the interest rate that the creditor reasonably decides upon) incurred by the creditor of the Defaulted Obligations for raising the amount in default, or (ii) the rate of 14% per annum.

15.2	The calculation method for default interest under Clause 15.1 shall be on a per diem basis in accordance with the actual number of days from the Due Time (inclusive) of such obligations to the date (inclusive) such obligations are repaid, assuming that there are 365 days per year, wherein divisions shall be done at the end of the calculation, and fractions less than one yen shall be rounded down.

16.	AGENCY FEE

The Borrower shall pay the Agency Fee to the Agent as separately agreed between the Borrower and the Agent, as consideration for the performance of the Agent Services.

17.	EXPENSES; TAXES AND PUBLIC CHARGES

17.1	All expenses (including attorney’s fees) incurred in connection with the preparation and any revision or amendment of this Agreement, and all expenses (including attorney’s fees) incurred in relation to the maintenance and enforcement of the rights or the performance of the obligations by the Lender A and the Agent pursuant to this Agreement shall be borne by the Borrower to the extent permitted by Laws and Ordinances. If any Lender A or the Agent pays these expenses in the place of the Borrower, the Borrower shall, immediately upon the Agent’s request, pay the same in accordance with the provisions of Clause 18.

17.2	All stamp duties and any other similar Taxes and Public Charges incurred in relation to the preparation, amendment and enforcement of this Agreement and any documents related hereto shall be borne by the Borrower. If any Lender A or the Agent pays these Taxes and Public Charges in the place of the Borrower, the Borrower shall, immediately upon the Agent’s request, pay the same in accordance with the provisions of Clause 18.

18.	PERFORMANCE OF BORROWER’S OBLIGATIONS

18.1	In order to repay the obligations under this Agreement, the Borrower shall remit the relevant amount to the Agent’s Account (i) by the Due Time, for those obligations with a Due Date provided for herein, or (ii) immediately upon the Agent’s request, for those obligations with a Due Date not provided for herein. In such cases, the Borrower’s

(Translation)

obligations to the Agent or a Lender A shall be deemed to have been performed upon the time of the remittance of the relevant amount to the Agent’s Account. Provided, however, that if the Refinancing Loan A is made in accordance with Clause 7.1(i), the Due Time for the principal of the Outstanding Individual Loan A Money in relation to the Refinanced Loan A shall be postponed to the time that the Refinancing Loan A is deemed to have been made pursuant to Clause 7.1(i), and the payment obligation for the principal of the Individual Loan A in relation to the Refinanced Loan A shall be deemed to have been performed upon the time that such Refinancing Loan A is made pursuant to Clause 7.1(i).

18.2	Unless otherwise provided for in this Agreement, a payment by the Borrower directly to a Lender A other than the Agent contrary to the provisions of Clause 18.1 of amounts owing under this Agreement shall not be deemed to constitute the due performance of obligations under this Agreement. In this case, the Lender A receiving such payment shall immediately pay the money it receives to the Agent, and the obligations with respect to such money shall be deemed to have been performed upon the Agent’s receipt of such money. Provided, however, that in the case that the Borrower, upon giving prior written notice to the Agent, disposes (nin-i-baikyaku) of the assets subject to floating security interest (ne-tanpoken) (other than the floating pledge pursuant to the Floating Pledge Agreement) that have been granted in favor of a Lender A as the secured party of the floating security interest, and directly pays to that Lender A the proceeds it receives from such disposal in order to perform its obligations under this Agreement, such direct payment shall be considered to constitute the due performance of obligations under this Agreement. The Borrower may not perform its obligations under this Agreement by deed-in-lieu of performance (daibutsu bensai) unless the Agent and All Lenders A give their prior written approval.

18.3	The Borrower’s payments pursuant to this Clause 18 shall be appropriated in the order set forth below; provided, however, that the provisions of Clause 19.4 shall apply if any obligation of the Borrower becomes immediately due and payable pursuant to Clause 24:

(i)	those expenses to be borne by the Borrower under this Agreement that the Agent has incurred in the place of the Borrower, and the Agency Fee;

(ii)	those expenses to be borne by the Borrower under this Agreement that are payable to a third party;

(iii)	those expenses to be borne by the Borrower under this Agreement that any Lender A has incurred in place of the Borrower;

(iv)	the default interest and the Break Funding Cost in relation to the Loan A;

(v)	the Commitment Fee A;

(vi)	the interest on the Loan A; and

(vii)	the principal of the Loan A.

18.4	If, in appropriating the Borrower’s payments under Clause 18.3, the amount to be

(Translation)

appropriated falls short of the amount outlined in any of the items thereunder, with respect to the first item not fully covered (the “Item Not Fully Covered”), the amount remaining after appropriation to the item of the next highest order of priority shall be appropriated after prorating such remaining amount in proportion to the amount of the individual payment obligations owed by the Borrower regarding the Item Not Fully Covered that have become due and payable.

18.5	Unless otherwise required by Laws and Ordinances, the Borrower shall not deduct Taxes and Public Charges from the amount of obligations to be paid pursuant to this Agreement. If it is necessary to deduct Taxes and Public Charges from the amount payable by the Borrower, the Borrower shall additionally pay the amount necessary in order for the Lender A to be able to receive the amount that it would receive if no Taxes and Public Charges were imposed. In such cases, the Borrower shall, within thirty (30) days from the date of payment, directly send to the Lender A the certificate of tax payment in relation to withholding taxes issued by the tax authorities or other competent governmental authorities in Japan.

19.	DISTRIBUTION TO LENDERS A

19.1	If any amounts remain after deducting an amount equivalent to the amounts described in Clause 18.3(i) and Clause 18.3(ii) from the amount paid by the Borrower pursuant to Clause 18, the Agent shall immediately distribute such remaining amount to the Lenders A in accordance with the provisions of this Clause 19. Provided, however, that if such money is paid by the Borrower pursuant to Clause 13.2 or Clause 13.5, notwithstanding the provisions of this Clause 19, the Agent shall promptly distribute such money to the Costs Increased Lender A.

19.2	If, prior to distribution by the Agent to the Lenders A pursuant to this Clause 19, (a) an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae) or attachment (sashiosae) in relation to the Loan Receivables A is served on the Borrower, or (b) an assignment in relation to the Loan Receivables A is made, the rights and obligations of the Borrower, the Agent and the Lenders A shall be regulated in accordance with the following provisions:

(a) (i)	If the Agent completes the distribution to the Lenders A pursuant to this Clause 19 before receiving notice from the Borrower pursuant to Clause 21.4 that the Borrower has been served an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae) or attachment (sashiosae) with respect to the Loan Receivables A:

In this case, if the creditor obtaining an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae) or attachment (sashiosae), the Borrower, the Lenders A or any other third party incurs damages, losses or expenses (the “Damages”) as a result of such distribution, the Agent shall not be liable in relation thereto, and the Borrower shall deal with the Damages at its own cost and liability. The Borrower shall compensate the Agent for any Damages incurred by the Agent due to such distribution.

(ii)	If the Agent receives notice from the Borrower pursuant to Clause 21.4 that it

(Translation)

has been served an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae) or attachment (sashiosae) on or after the remittance to the Agent’s Account by the Borrower and before completion of the distribution to the Lenders A pursuant to this Clause 19, with respect to the Loan Receivables A in relation to such distribution:

In this case, (1) with respect to the money relating to such notice, the Agent may withhold the distributions pursuant to this Clause 19, and may take other measures in a manner that the Agent deems reasonable; and (2) the Agent shall distribute to All Lenders A other than the Lender A subject to such notice the money paid by the Borrower excluding that which is subject to such notice. If the creditor obtaining an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae) or attachment (sashiosae), the Borrower, the Lenders A or any other third party incurs any Damages as a result of the distribution by the Agent pursuant to (1) of this Item (ii), the Agent shall not be liable in relation thereto, and the Borrower shall deal with such Damages at its own cost and liability. The Borrower shall compensate the Agent for any Damages incurred by the Agent due to such distribution.

(b)	If the Assignor and the Assignee, under joint names, or if the Borrower, under its single name, notifies the Agent of an assignment of the Loan Receivables A in accordance with Clause 32.1:

In this case, the Agent shall, after receiving either of these notices, immediately commence all administrative procedures necessary in order to treat such Assignee as the creditor of such Loan Receivables A, and the Agent shall be exempt insofar as the Agent treats the previous Lender A as the party in interest until the Agent notifies the Borrower, the Assignor and the Assignee that such procedures have been completed. If the Assignee or any other third party suffers Damages due to such treatment by the Agent, the Agent shall not be liable in relation thereto, and the Borrower and the Assignor of such Loan Receivables A shall deal with such Damages at their own cost and liability. The Borrower and the Assignor of such Loan Receivables A shall jointly compensate the Agent for any Damages incurred by the Agent arising out of this Item (b).

19.3	The distributions by the Agent to the Lenders A shall be made in order, starting from Clause 18.3(iii) to Clause 18.3(vii). If there is an Item Not Fully Covered regarding the amounts to be distributed, the appropriation and distribution with respect to such Item Not Fully Covered shall be made in accordance with the provisions of Clause 18.4.

19.4	Notwithstanding Clause 18.3, Clause 18.4 and Clause 19.3, if the Borrower’s obligations hereunder become immediately due and payable pursuant to Clause 24, the Agent shall distribute the amount remaining after deducting the amounts described under Clause 18.3(i) and Clause 18.3(ii) from the amount paid by the Borrower, in proportion to the amount of the obligations that the Borrower owes to the Lenders A under this Agreement, in which case such remaining amount shall be appropriated in the order and method that the Agent deems appropriate.

(Translation)

19.5	If the remittance of money by the Borrower provided for in Clause 18.1 fails to be completed by the Due Time, the Agent shall be under no obligation to make the distributions set forth in Clause 19.1 on the same date. In such cases, the Agent shall make such distributions immediately after receiving the remittance from the Borrower, and the Borrower shall bear any damages, losses and expenses incurred by the Lender A or the Agent in connection therewith.

19.6	Upon request from the Agent, and if there are reasonable grounds for such request, the Lenders A receiving such request shall immediately notify the Agent of the amount (including specifics) of the receivables they hold against the Borrower under this Agreement. In this case, the obligation of the Agent to make distributions set forth in Clause 19.1 shall arise at the time all such notices reach the Agent. In the case where a Lender A delays this notice without reasonable cause, such Lender A shall bear all damages, losses or expenses incurred by any Lender A or the Agent due to such delay.

19.7	The Agent may, before the Due Time of any of the Borrower’s obligations, make the distributions to Lenders A in relation to such obligation by Temporary Advancement (provided that the Agent shall be under no obligation to make such Temporary Advancement). If the Borrower’s obligations in relation to such Temporary Advancement are not repaid by the Due Time in accordance with Clause 18, the Lender A who received the distribution pursuant to this Clause 19.7 shall, immediately upon the Agent’s request, reimburse to the Agent for the amount of such Temporary Advancement that it received. The Lender A shall, immediately upon the Agent’s request, pay to the Agent any Temporary Advancement Costs required in making such Temporary Advancement, corresponding to the amount of Temporary Advancement that it received.

20.	BORROWER’S REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to a Lender A and the Agent that each of the following matters is true and correct as of the Execution Date and the Drawdown Date. If any of the matters set forth under each of the following items is found to be untrue, the Borrower shall fully indemnify the Lender A and the Agent for all losses and expenses incurred thereby.

(i)	The Borrower is a stock company duly incorporated and validly existing under the laws of Japan.

(ii)	The Borrower has full legal competence necessary for the execution and performance of the Relevant Agreements, the execution and performance of the Relevant Agreements by the Borrower and any transactions associated therewith are within the corporate purposes of the Borrower and the Borrower has duly completed all procedures necessary therefor under Laws and Ordinances, the Articles of Incorporation and other internal company rules of the Borrower.

(iii)	The execution and performance of the Relevant Agreements by the Borrower and any transactions associated therewith will not result in (a) any violation of Laws and Ordinances that bind the Borrower, (b) any breach of the Articles

(Translation)

of Incorporation or other internal company rules of the Borrower, or (c) any breach in any material respect of a third-party contract to which the Borrower is a party or which binds the Borrower or the assets of the Borrower.

(iv)	The person who signs or attaches his or her name and seal to the Relevant Agreements is authorised to sign or attach his or her name and seal to the Relevant Agreements as the representative of the Borrower by all procedures necessary pursuant to Laws and Ordinances, the Articles of Incorporation and other internal company rules of the Borrower.

(v)	The Relevant Agreements constitute legal, valid and binding obligations of the Borrower, and are enforceable against the Borrower in accordance with the terms thereof.

(vi)	The Relevant Agreements (other than this Agreement) are validly formed and exist with the same content as the agreements disclosed to the Agent.

(vii)	All Reports prepared by the Borrower are accurately and duly prepared in accordance with generally accepted accounting standards in Japan.

(viii)	After the last day of the fiscal year ended in December 2004, there has been no material change that will cause a significant deterioration of the business, assets, or financial condition of the Borrower described in the audited fiscal statement of that fiscal year or that may materially affect the performance of the obligations of the Borrower under the Relevant Agreements.

(ix)	No lawsuit, arbitration, administrative procedure, or any other dispute has commenced, or is likely to commence to the best knowledge of the Borrower, with respect to the Borrower, that will or may materially cause adverse effects on the performance of its obligations under the Relevant Agreements.

(x)	No event described in the items of Clauses 24.1 and 24.2 has occurred or is likely to occur.

(xi)	FUJITSU LIMITED owns 100% of the equity contributions to FMH, FMH’s equity contributions to Spansion LLC will not fall below 40%, and Spansion LLC owns 100% of the equity contributions to the Borrower.

(xii)	The Borrower has not offered any security other than that described in Schedule 2.

(xiii)	The assets required for the continuation of the Borrower’s business have been offered as security to FUJITSU LIMITED as described in Schedule 2.

(xiv)	Except for the Accounts Receivables Trust Agreement, the Borrower has not entered into with a Lender or any third party any agreement creating a security interest on or assigning all of the accounts receivables either currently held by the Borrower against FUJITSU LIMITED or that will accrue in the future before the termination date of the Accounts Receivables Trust Agreement.

(Translation)

21.	BORROWER’S COVENANTS

21.1	The Borrower covenants to perform, at its expense, the matters described in each of the following items on and after the Execution Date, and until this Agreement is terminated and the Borrower completes the performance of all of its obligations under this Agreement to each Lender A and the Agent.

(i)	If any event (including any acceleration event arising from a failure to cure a breach within the relevant curing period) described in each item of Clause 24.1 or 24.2 has occurred whether in respect of obligations hereunder or otherwise, or is likely to occur, the Borrower will immediately notify the Agent and All Lenders A in writing thereof.

(ii)	The Borrower will submit a copy of the unaudited Reports to All Lenders A through the Agent, within sixty (60) days from the end of the first fiscal quarter, second fiscal quarter and third fiscal quarter, respectively.

(iii)	The Borrower will submit a copy of the audited Reports to All Lenders A through the Agent, within one hundred and five (105) days from the end of the fiscal year.

(iv)	The Borrower will submit to the Agent the documents prescribed by the Agent, in the number of copies designated by the Agent, that can confirm Borrower’s compliance with matters described in Clause 22 and Clause 23 below, within one hundred and five (105) days from the end of the prescribed fiscal year, and within sixty (60) days from the end of each six-month (mid-year) period and the end of each fiscal quarter, respectively.

(v)	The Borrower will submit a copy of the unaudited Reports of Spansion LLC to All Lenders A through the Agent, within sixty (60) days from the end of the first fiscal quarter, second fiscal quarter and third fiscal quarter of Spansion LLC, respectively.

(vi)	The Borrower will submit a copy of the audited Reports of Spansion LLC to All Lenders A through the Agent, within one hundred and five (105) days from the end of the fiscal year of Spansion LLC.

(vii)	Upon request by the Agent or a Lender A through the Agent, the Borrower will immediately notify the Agent in writing of the condition of the assets, management, or businesses of the Borrower, its Subsidiaries and Spansion LLC, and shall provide any assistance necessary to facilitate investigations thereof.

(viii)	If any material change has occurred, or is found to be likely to occur with the passage of time, to the condition of the assets, management, or businesses of the Borrower and its Affiliates, or if any lawsuit, arbitration, administrative procedure, or any other dispute that will materially affect, or is likely to materially affect, the performance of the obligations of the Borrower under this Agreement has commenced, or is found to be likely to commence, the

(Translation)

Borrower will immediately notify All Lenders A through the Agent in writing thereof.

(ix)	If any change has occurred to the Status of the Establishment of the Collateral described in Schedule 2, the Borrower will immediately notify the Agent in writing thereof.

(x)	If any of the items described in Clause 20 is found to be untrue, the Borrower will immediately notify the Agent in writing thereof.

21.2	The Borrower shall not offer any security other than that which is pursuant to the Relevant Agreements to secure its obligations under this Agreement for the benefit of certain Lenders A on or after the Execution Date, and until this Agreement is terminated and the Borrower completes the performance of all of its obligations under this Agreement to each Lender A and the Agent.

21.3	The Borrower shall, on and after the Execution Date, and until this Agreement is terminated and the Borrower completes the performance of all of its obligations under this Agreement to each Lender A and the Agent, affirmatively covenant to comply with the following matters. Upon applying Items (iv) and (v) below, any action taken by the Borrower or any of its Subsidiaries and any event arising at any time that is not during an Enhanced Covenant Period and would not constitute a breach under this Agreement to the extent that such action or event is taken or occurs at such time, shall not constitute a breach during any subsequent Enhanced Covenant Period of the applicable covenant during such Enhanced Covenant Period, even if such action or event would be in violation of such covenant, had such action been taken by the Borrower or any of its Subsidiaries or such event occurred during such Enhanced Covenant Period.

(i)	The Borrower will maintain licenses and other similar permits that are necessary to conduct the Borrower’s main business, and continue to carry out the business in compliance with all Laws and Ordinances.

(ii)	The Borrower will not change its main business.

(iii)	The Borrower will not, unless otherwise specified in Laws and Ordinances, subordinate the payment of any of its debts under this Agreement to the payment of any unsecured debts (including any secured debts that will not be fully collected after a foreclosure sale of the security), but will at least give its debts under this Agreement equal priority.

(iv)	Neither the Borrower nor its Subsidiaries will, during the Enhanced Covenant Period, enter into any merger, reorganization or consolidation, or transfer, lease or otherwise dispose of all or any part of their assets, or enter into any agreement concerning such transactions; provided, however, that even if any of the foregoing occur during the Enhanced Covenant Period, the Borrower or its Subsidiaries may conduct such transactions if they constitute (a) a sale or other disposition of the Inventory in the ordinary course of their business; (b) a transfer or other disposition in the ordinary course of business of assets that have become obsolete, damaged or no longer useable in operation; (c) an

(Translation)

Investment by the Borrower or any of its Subsidiaries in the Borrower or any of its Subsidiaries (except for cases where the aggregate amount of such Investment made by the Borrower or any of its Japanese Subsidiaries on and after the Execution Date exceeds three billion (3,000,000,000) yen); (d) a case where the aggregate book value of assets transferred by the Borrower and its Subsidiaries on and after the Execution Date is less than six billion (6,000,000,000) yen; (e) a merger or consolidation between the Borrower and any of its Subsidiaries or among the Borrower’s Subsidiaries (provided that, with respect to any such transaction to which the Borrower is a party, to the extent that the Borrower shall be the continuing or surviving entity); (f) a disposition of the Inventory between the Borrower and its Subsidiaries or among the Borrower’s Subsidiaries, on terms no less favorable to the Borrower and its Subsidiaries than would be obtained in a similar arm’s length transaction with a third party who is not an Affiliate; or (g) any transaction set forth in Item (v) below. Notwithstanding the foregoing or whether such transaction takes place during the Enhanced Covenant Period, except as permitted under the preceding Item (f), the Borrower will not, without the consent of the Majority Lenders A, (1) enter into any consolidation or merger, or transfer, lease or otherwise dispose of all or substantially all of its assets or business, or (2) remove any equipment from the Aizu Facility or transfer or otherwise dispose of the Aizu Facility, in a manner that may substantially affect the Borrower’s repayment of its obligations under this Agreement.

(v)	The Borrower and its Subsidiaries will not, to the extent that any obligation under this Agreement or agreements (other than this Agreement) entered into between the Borrower and a third party would not become immediately due and payable as a result, declare any dividend other than those to be declared after the end of each fiscal quarter, or redeem, repurchase, retire or otherwise acquire the capital stock of the Borrower or its Subsidiaries or any option for such capital stock (the “Distribution”), or, during the Enhanced Covenant Period, (a) make any Distribution (except (1) Distribution to the Borrower by any of its Subsidiaries, (2) Distribution to the Borrower or any of its direct or indirect wholly-owned Subsidiaries by any of the Borrower’s direct or indirect wholly-owned Subsidiaries or (3) redemption, repurchase, retirement or other acquisitions of equity interests of the Borrower in exchange for other equity interests of the Borrower or out of the proceeds of a substantially concurrent transfer (other than to its Subsidiaries) of other equity interests of the Borrower, in the conversion of the Borrower’s equity interests and other equity interests), or (b) make any change in the Borrower’s capital structure (including capital reduction) that may substantially affect the Borrower’s repayment of its obligations under this Agreement.

(vi)	The Borrower will not change its accounting standards to accounting standards that are not generally accepted in Japan.

(vii)	The Borrower and its Subsidiaries will not obtain any loans from a third party (other than those pursuant to the Loan Agreement B) or provide a guarantee or provide any loans to a third party, that may substantially affect the Borrower’s repayment of the Borrower’s obligations under this Agreement.

(Translation)

(viii)	The Borrower and its Subsidiaries will not enter into any transaction that may substantially affect the Borrower’s repayment of its obligations under this Agreement.

21.4	If the Borrower is served an order for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae), or attachment (sashiosae) with respect to the Loan Receivables A, the Borrower shall immediately notify All Lenders A through the Agent in writing, together with a copy of such order.

21.5	The Borrower shall perform its obligations concerning the Accounts Receivables Trust Agreement and the Floating Pledge Agreement in accordance with the provisions thereof and the Agent’s instructions. Such obligations include the following matters:

(i)	The Borrower shall make the Settlor’s Regular Report to the Trustee by each Settlor’s Regular Report Deadline.

(ii)	If any of the matters described in the Settlor’s Regular Report is found to be mistaken the Borrower shall immediately make the Settlor’s Extraordinary Report, except in cases where it is evident that even if the correct Fixed Trust Receivables Amount (Goods’ Value Equivalent) and the Counter-Performed Trust Receivables Amount (Goods’ Value Equivalent) were used, (1) the Fixed Trust Property Value would equal or exceed the Total Outstanding Balance A at the time such mistake is found, and (2) the Counter-Performed Trust Receivables Amount (Goods’ Value Equivalent) would equal or exceed 120% of the amount calculated as the Total Outstanding Balance at the time such mistake is found, less the Fixed Trust Property Value.

(iii)	The Borrower shall obtain approval from FUJITSU LIMITED with respect to the trust assignment to the Trustee of the accounts receivables, in the form of a document bearing a certified date (kakutei-hizuke).

21.6	The Borrower shall not amend or revise the Relevant Agreements or the Purchase and Sale Agreement, without the approval of the Lender A, and shall not cause any event to occur that will cause the termination of the Relevant Agreements.

22.	RESTRICTIONS ON COLLATERAL

The Borrower shall not offer any security to secure its obligations or any third party’s obligations (other than those under this Agreement) on or after the Execution Date, and until this Agreement is terminated and the Borrower completes the performance of all of its obligations under this Agreement to each Lender A and the Agent, unless the Majority Lenders A and the Agent give prior written consent therefor. Provided, however, that this provision shall not apply in the cases described below and if the Borrower gives prior written notice to the Agent of such offering of security. For the purpose of this Clause 22, offering security shall mean creating security interests on any assets of the Borrower, promising in advance to create security interests on any specific assets of the Borrower, or promising not to offer any specific assets of the Borrower as security for obligations other than specific obligations, and does not include any security pursuant to Laws and Ordinances, such as liens or possessory liens.

(Translation)

(i)	Cases where the Borrower offers security for loans from the Japan Bank for International Cooperation, the Development Bank of Japan, the Government Pension Investment Fund, the Employment and Human Resources Development Organization of Japan or other similar institutions, and such offer of security is required by Laws and Ordinances.

(ii)	Cases where the Borrower offers, regarding loans obtained for the purpose of acquiring assets, such assets as security.

(iii)	Cases where the Borrower newly acquires assets on which security interests have already been established.

(iv)	Cases where the Borrower offers security in its financing activities through the securitization of assets (or so-called liquidation of assets (shisan-no-ryudoka) under Japanese law).

(v)	Cases where the Borrower offers any security to FUJITSU LIMITED.

23.	FINANCIAL RESTRICTIONS

The Borrower shall, on and after the Execution Date, and until this Agreement is terminated and the Borrower completes the performance of all of its obligations under this Agreement to each Lender A and the Agent, affirmatively covenant to comply with the following matters:

(i)	The Borrower will ensure its liabilities do not exceed its assets in its stand-alone basis balance sheets as of the close of each fiscal year and six-month (mid-year) period.

(ii)	The Borrower will maintain the Adjusted Tangible Net Worth at an amount not less than sixty billion (60,000,000,000) yen as of the last day of each fiscal quarter.

(iii)	The Borrower will maintain its total net income and depreciation at an amount not less than the amount set forth below as of the last day of each fiscal period set forth below:

Fiscal year 2005	21,125 million yen

(iv)	The Borrower shall not cause, as of the last day of each period set forth below, the ratio of (a) the net income plus depreciation to (b) the sum of interest expenses, the amount of scheduled repayments of borrowings including Lease rentals, and maintenance capital expenditures for the Aizu Facility, for such period, to be less than the following percentages. Maintenance capital expenditures do not include capital expenditures for new facilities to enhance capacity, but instead are limited to the capital expenditures necessary to maintain and operate the existing facilities.

(Translation)

Period	Percentage
Third - fourth fiscal quarter 2005	120%

24.	ACCELERATION

24.1	If any of the events described in the items below occurs with respect to the Borrower, all of the Borrower’s debts under this Agreement payable to All Lenders A and the Agent shall automatically become due and payable without further notice or demand by any Lender A or the Agent, and the Borrower shall immediately pay the principal of the Loan A, and the interest and Break Funding Costs and any other payment obligation that the Borrower owes pursuant to this Agreement in accordance with the provisions of Clause 18, whereby All Lenders A’s Lending Obligations A shall cease to be effective:

(i)	If any payment by the Borrower is suspended, or if a petition (including a similar petition filed outside Japan) of specific conciliation (tokutei-chotei), commencement of bankruptcy procedures (hasantetuzuki-kaishi), commencement of civil rehabilitation procedures (minjisaiseitetuzuki-kaishi), commencement of corporate reorganization procedures (kaishakoseitetuzuki-kaishi), commencement of corporate rearrangement (kaishaseiri-kaishi), commencement of special liquidation (tokubetuseisan-kaishi), or commencement of any other similar legal procedures is filed by or against the Borrower;

(ii)	If a resolution for dissolution is adopted or the Borrower receives an order of dissolution;

(iii)	If the Borrower abolishes its business;

(iv)	If any transaction of the Borrower is suspended by a clearinghouse; or

(v)	If any order or notice of provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae), or attachment (sashiosae) (including any similar procedure taken outside Japan) is issued, or any adjudication ordering the enforcement of a preservative attachment (hozen-sashiosae) or attachment (sashiosae) is rendered, with respect to the deposit receivables or other receivables (including the various insurance claim receivables under insurance contracts) held by the Borrower against a Lender A. In this case, such Lender A shall immediately notify the Borrower, all other Lenders A, and the Agent of the occurrence of such event.

(vi)	If the Borrower’s obligations under the Loan Agreement B become immediately due and payable.

24.2	If any of the events described in the items below occurs with respect to the Borrower, all of the Borrower’s debts under this Agreement payable to All Lenders A and the Agent shall become due and payable upon notice to the Borrower from the Agent, after a request by the Majority Lenders A, and the Borrower shall immediately pay the principal of the Loan A, and the interest and Break Funding Costs and any other payment obligation that the Borrower owes pursuant to this Agreement in accordance

(Translation)

with the provisions of Clause 18, whereby All Lenders A’s Lending Obligations A shall cease to be effective:

(i)	If the Borrower defaults in its payment of all or a part of its obligations that have become due, and are payable to a Lender A or the Agent, whether under this Agreement or not;

(ii)	If any matters described in the items of Clause 20 is found to be untrue;

(iii)	Except for the cases described in the preceding two items, if the Borrower breaches any of its obligations under this Agreement, and such breach is not cured for five (5) or more Business Days therefrom; provided, however, that this shall not apply to any breach of obligations under Clause 21.3(i) that is not considered to substantially affect the Borrower’s repayment of its obligations under this Agreement;

(iv)	If any order or notice of attachment (sashiosae), provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae), or provisional disposition (kari-shobun) (including any similar procedure taken outside Japan) is issued or auction procedures (keibaitetuzuki) commence with respect to any collateral offered by the Borrower to a Lender A;

(v)	If any of the Borrower’s debts other than those under this Agreement (except for those under the Loan Agreement B) becomes immediately due and payable; or if any of the Borrower’s guaranty obligations for the benefit of a third party becomes due and payable, and the Borrower is unable to perform such obligations; provided, however, that such debts exceed two hundred million (200,000,000) yen in total at the time of acceleration or impossibility of performance;

(vi)	If the Borrower suspends or resolves to abolish its business or is subject to a disposition such as a suspension of business by competent government authorities;

(vii)	If it is found that (1) the Fixed Trust Property Value as of each Regular Collection Calculation Date cannot be maintained at an amount that is not less than 101% of the Total Outstanding Balance A, or (2) the Fixed Trust Property Value as of each Extraordinary Collection Calculation Date cannot be maintained at an amount that is not less than the Total Outstanding Balance A, and such event remains unresolved after three (3) Business Days from the date such event is found, respectively;

(viii)	(ix) If the Borrower breaches any of its obligations under the Accounts Receivables Trust Agreement or the Floating Pledge Agreement, and such breach is not cured for five (5) or more Business Days therefrom;

(ix)	(x) If any of the events under (a) through (l) below occurs with respect to FUJITSU LIMITED:

(a)	If any payment by FUJITSU LIMITED is suspended, or if a petition

(Translation)

(including similar petition filed outside Japan) of specific conciliation (tokutei-chotei), commencement of bankruptcy procedures (hasantetuzuki-kaishi), commencement of civil rehabilitation procedures (minjisaiseitetuzuki-kaishi), commencement of corporate reorganization procedures (kaishakoseitetuzuki-kaishi), commencement of corporate rearrangement (kaishaseiri-kaishi), commencement of special liquidation (tokubetuseisan-kaishi), or commencement of any other similar legal procedures is filed by or against FUJITSU LIMITED;

(b)	If a resolution for dissolution is adopted or FUJITSU LIMITED receives an order of dissolution;

(c)	If FUJITSU LIMITED suspends or abolishes its business or is subject to a disposition such as a suspension of business by competent government authorities;

(d)	If any check or note issued by FUJITSU LIMITED is dishonored;

(e)	If an application is made for provisional attachment (kari-sashiosae), preservative attachment (hozen-sashiosae), attachment (sashiosae), provisional disposition (kari-shobun) compulsory execution or auction (keibai) with respect to any property held by FUJITSU LIMITED;

(f)	If FUJITSU LIMITED is subject to a demand or a disposition to collect tax delinquencies due to its nonpayment of taxes;

(g)	If FUJITSU LIMITED defaults in its payment of all or a part of obligations that have become due under the Purchase and Sale Related Agreements;

(h)	If FUJITSU LIMITED breaches any of its obligations under the Purchase and Sale Related Agreements;

(i)	If any event for termination or acceleration under the Purchase and Sale Related Agreements occurs;

(j)	If FUJITSU LIMITED fails, without justifiable reason, to perform any of its monetary obligations (only those amounting to one billion (1,000,000,000) yen or more) other than the obligations under the Purchase and Sale Related Agreements within five (5) Business Days after receiving notice requesting performance thereof;

(k)	If FUJITSU LIMITED is not in compliance with the ordinary credit standards adopted by the Settlor; or

(l)	If any other event acknowledged by the Trustee to affect the preservation of Trust Receivables occurs.

(Translation)

(x)	Notwithstanding any matters described in the foregoing items, if the business or financial condition of the Borrower deteriorates, or may deteriorate, and there are reasonable grounds to believe it is necessary to accelerate all of the Borrower’s debts to preserve the receivables;

24.3	If a notice dispatched pursuant to Clause 24.2 is delayed or is not delivered to the Borrower due to fault of the Borrower, all of the Borrower’s debts under this Agreement shall become due and payable at the time such request or notice should have been delivered, and the Borrower shall immediately pay the principal of the Loan A, and the interest and Break Funding Costs and any other payment obligations that the Borrower owes pursuant to this Agreement, in accordance with the provisions of Clause 18, whereby All Lenders A’s Lending Obligations A shall cease to be effective.

24.4	If a Lender A becomes aware of the occurrence of any events described in the items of Clauses 24.1 or 24.2 with respect to the Borrower, the Lender A shall immediately notify the Agent of such occurrence, and the Agent shall notify all other Lenders A of the occurrence of such events.

25.	SET-OFF; EXERCISE OF FLOATING SECURITY

25.1	When the Borrower is required to perform its obligations to a Lender A upon the due date thereof, acceleration or otherwise, (a) the Lender A may set off the receivables it has against the Borrower under this Agreement against its deposit obligations or other obligations (including the various insurance claim obligations under insurance contracts) it owes to the Borrower, whether or not such obligations are due and payable and regardless of Clause 18.2, and (b) the Lender A may also omit giving prior notice and following established procedures, may obtain the deposited amount on behalf of the Borrower, and may appropriate this amount for the payment of obligations. The interest, Break Funding Cost and default interest and other costs for the receivables and obligations involved in such a set-off or appropriation for payment shall be calculated up to the time of such calculation, and in such calculation, the interest rate and default interest rate shall be in accordance with each agreement, and the foreign exchange rate at the time such calculation is made, as reasonably determined by the Lender A, shall be applied. If the amount to be set-off or appropriated for payment is not sufficient to extinguish all of the Borrower’s debts, the Lender A may appropriate such set-off amount in the order and method it deems appropriate, and the Borrower shall not object to such appropriation.

25.2	The Borrower may, upon the Due Date of payment of the Loan A and if it is necessary for the Borrower to preserve its deposit receivables or any other receivables (including the various insurance claim receivables under insurance contracts) that it has against a Lender A that have become due, set off such receivables against the obligations it owes to the Lender A under this Agreement, regardless of Clause 18.2. In this case, the Borrower shall give a written set-off notice to the Lender A and immediately submit to the Lender A the receivables certificates for the deposit receivables or other receivables being set-off and the passbook impressed with the seal of the seal impression submitted. The interest and default interest for the receivables and obligations involved in such set-off shall be calculated up to the day of receipt of such set-off notice, and in such calculation, the interest rate and default interest rate shall be calculated in accordance with each agreement, and the foreign exchange rate at the

(Translation)

time such calculation is made, as reasonably determined by the Lender A, shall be applied. If the Borrower’s receivables to be set-off are not sufficient to extinguish all of its debts, the Borrower may appropriate such set-off amount in the order and method it deems appropriate. Provided, however, that if the Borrower does not instruct such order or method, any such amounts may be appropriated in the order and method deemed appropriate by each Lender A, and the Borrower shall not object to such appropriation.

25.3	When the Borrower is required to perform its obligations to a Lender A upon the due date thereof, acceleration or otherwise, the Lender A may exercise its floating security interest (other than the floating pledge under the Floating Pledge Agreement; the “Exercise of Floating Security”) over the receivables against the Borrower under this Agreement, regardless of Clause 18.2.

25.4	If a set-off is performed pursuant to Clause 25.1 or 25.2 above, or if the Exercise of Floating Security is carried out pursuant to Clause 25.3, the Lender A in the case described in Clauses 25.1 and 25.3 and the Borrower in the case described in Clause 25.2 shall immediately notify the Agent of the details thereof in writing. If any damage, loss, or expenses are incurred by the Lender A or the Agent due to delay of such notice without any reasonable cause, either the Lender A or the Borrower, whichever has failed to give such notice, shall bear such damages.

26.	ARRANGEMENTS AMONG LENDERS A

26.1	If a set-off is performed by a Lender A pursuant to Clause 25.1 (such Lender A, hereafter, the “Set-off Initiating Lender A”), the Lender A shall make arrangements for each Individual Loan A subject to such set-off (such Individual Loan A, in this Clause 26.1, the “Set-off Individual Loan A”) by way of assigning receivables pursuant to the following procedures:

(i)	The Agent shall calculate each amount (the “Intended Distribution Amount A”) that the Lender A (hereafter in this Clause 26.1, the “Remaining Lender A”) who has made the Individual Loan A (other than the Set-off Individual Loan A) (hereafter in this Clause 26.1, the “Remaining Individual Loan A”), would have received pursuant to Clauses 19.1 through 19.4 if the amount of debt obligations in relation to the Set-off Individual Loan A, which has been extinguished due to the performance of a set-off, was paid to the Agent.

(ii)	The Set-off Initiating Lender A shall purchase from the Remaining Lender A the loan receivables in the amount equivalent to the Intended Distribution Amount A from and among the Remaining Individual Loan A at their face value; provided, however, that the Remaining Lender A may refuse such sale.

(iii)	If the assignment under the immediately preceding item is made, the Remaining Lender A shall, at its own expense, notify the Borrower immediately after the assignment by a document bearing a certified date (kakutei-hizuke) pursuant to Article 467 of the Civil Code.

26.2	If a set-off is performed by the Borrower against a Lender A pursuant to Clause 25.2 (such Lender A, hereafter, the “Set-off Receiving Lender A”), only if a Set-off

(Translation)

Receiving Lender A or a Lender A other than the Set-off Receiving Lender A requests, the Lender A shall make arrangement for each Individual Loan A subject to the set-off (such Individual Loan A, in this Clause 26.2, the “Set-off Individual Loan A”) by way of assigning receivables pursuant to the procedures described in the items below:

(i)	The Agent shall calculate each Intended Distribution Amount A that the Lender A (hereafter in this Clause 26.2, the “Remaining Lender A”), who has made the Individual Loan A (other than the Set-off Individual Loan A) (hereafter in this Clause 26.2, the “Remaining Individual Loan A”), would have received pursuant to Clauses 19.1 through 19.4 if the amount of debt obligations in relation to the Set-off Individual Loan A, which has been extinguished due to the performance of a set-off, was paid to the Agent.

(ii)	The Set-off Receiving Lender A shall purchase from the Remaining Lender A the loan receivables in the amount equivalent to the Intended Distribution Amount A from and among the Remaining Individual Loan A at their face value.

(iii)	If the assignment under the immediately preceding item is made, the Remaining Lender A shall, at its own expense, notify the Borrower immediately after the assignment by a document bearing a certified date (kakutei-hizuke) pursuant to Article 467 of the Civil Code.

26.3	If a Lender A carries out an Exercise of Floating Security pursuant to Clause 25.3, or if a Lender A receives any repayment of debt obligations it has against the Borrower under this Agreement with respect to its floating security interest as a result of any compulsory execution or Exercise of Floating Security through a foreclosure by a third party, the assignment of receivables described in Clause 26.1 will not be performed. Provided, however, that if a Lender A carries out an Exercise of Floating Security with respect to the floating security established by the Borrower’s violation of the provisions of Clause 21.2, or if a Lender A receives any repayment of debt obligations it has against the Borrower under this Agreement based on such security interest, the Lender A shall assign receivables pursuant to the provisions of Clause 26.1 above.

26.4	The provisions of Clause 26.1 shall apply to cases where a Lender A receives any repayment of debt obligations it has against the Borrower under this Agreement as a result of compulsory execution or exercise of security interests (excluding any security interest offered pursuant to Clause 22) through foreclosure by the Lender A’s petition with respect to certain assets of the Borrower (hereafter, in this Clause 26.4, the “Compulsory Execution”), or as a result of the Lender A requesting a distribution in relation to the Compulsory Execution by any third party. Provided, however, that upon applying the provisions of Clause 26.1, the amount equal to any expenses arising from performance of Compulsory Execution (including attorney’s fees) or any expenses arising from a request for a distribution in relation to the Compulsory Execution by any third party (including attorney’s fees) shall be borne by the Lender A, and the Agent shall calculate the Intended Distribution Amount A assuming that the amount of any proceeds earned as a result of the Compulsory Execution, less such expenses, were paid to the Agent.

(Translation)

27.	RIGHTS AND DUTIES OF THE AGENT

27.1	The Agent shall, pursuant to the entrustment by All Lenders A, perform the Agent Services A and exercise rights for the benefit of All Lenders A, and shall exercise the rights that, in the Agent’s opinion, are ordinarily necessary or appropriate in performing the Agent Services A. The Agent shall not be liable for any duties other than those expressly specified in the provisions of this Agreement, and shall not be liable for any non-performance of obligations by the Lenders A under this Agreement. The Agent shall be an agent of the Lenders A and, unless otherwise provided, shall never act as an agent of the Borrower.

27.2	The Agent may rely upon any communication, instrument and document that has been delivered between appropriate persons and has been signed or has the name and seal attached by such appropriate persons and that the Agent believes to be true and correct, and may act in reliance upon any written opinion or explanatory letter of experts appointed by the Agent within the reasonably necessary extent in relation to this Agreement.

27.3	The Agent shall perform the duties and exercise the authority provided for in this Agreement with the due care of a good manager.

27.4	Neither the Agent nor any of its directors, employees or agents shall be liable to the Lenders A for any acts or omissions conducted by the Agent pursuant to, or in connection with, this Agreement, except for its or their willful misconduct or gross negligence. The Lenders A (other than Lenders A who act as the Agent) shall jointly and severally indemnify the Agent for any and all liabilities, damages, losses and expenses (including, without limitation, any expenses paid to avoid or minimize any damages or losses or to recover any damages or losses (including attorney’s fees)) incurred by the Agent in the course of the performance of its duties under this Agreement, to the extent that such liabilities, damages, losses and expenses are not reimbursed by the Borrower, and only for the amount outstanding after deducting the portion for which the Agent is obliged to contribute, calculated pursuant to the Agent’s Commitment Ratio A. Provided, however, that if any of the Lenders A cannot perform the indemnity for which it is liable, the Agent’s Commitment Ratio A shall be calculated by dividing the Agent’s Commitment Ratio A by the aggregate of the Commitment Ratio A of the Lenders A other than such non-indemnifying Lenders A.

27.5	The Agent shall not be liable for the validity of this Agreement, and shall not guarantee any matters represented in this Agreement. The Lenders A shall enter into, and conduct transactions contemplated in, this Agreement at their sole discretion by conducting investigations as to the necessary matters, including the creditworthiness of the Borrower, on the basis of the documents, information and other data as it has deemed appropriate.

27.6	In cases where the Agent is also acting as a Lender A, the Agent shall have the same rights and obligations as the other Lenders A, irrespective of the Agent’s obligations under this Agreement. The Agent may engage in commonly accepted banking transactions with the Borrower outside of this Agreement. In this case, the Agent shall not be required to disclose to other Lenders A information in relation to the Borrower it has obtained through transactions with the Borrower other than those contemplated under this Agreement, nor shall the Agent be required to distribute to other Lenders A

(Translation)

any money it has received from the Borrower through transactions with the Borrower other than those contemplated under this Agreement. (Any information that has been disclosed to the Agent by the Borrower shall be, unless expressly identified as being made in relation to this Agreement, deemed disclosed in relation to the transactions with the Borrower other than those contemplated under this Agreement, and the Agent shall not be required to disclose any of the same to other Lenders A.)

27.7	Notwithstanding Clause 27.6, upon receiving the Trustee’s Regular Report or the Trustee’s Extraordinary Report, the Agent shall promptly (by the Business Day immediately following the day such Trustee’s Regular Report is received, at the latest) report the details thereof to the other Lenders A.

27.8	In cases where the Agent is also acting as a Lender A, the calculation of the amounts to be distributed to each Lender A pursuant to the provisions of Clause 19 shall be made in accordance with the following: (i) for amounts to be distributed to each Lender A other than the Agent, any amount less than one yen shall be rounded down, and (ii) amounts to be distributed to a Lender A who is also appointed as the Agent shall be the difference between the aggregate of all amounts to be distributed and the amounts distributed to other Lenders A.

27.9	Except for the cases under Clause 27.8, all calculations of fractions less than one yen that are required under this Agreement shall be made in the manner the Agent deems appropriate.

27.10	If the Agent receives any notice from the Borrower that is required to be given to each Lender A in relation to this Agreement, the Agent shall immediately inform All Lenders A of the details of such notice, or if the Agent receives any notice from a Lender A that is required to be given to the Borrower or other Lenders A in relation to this Agreement, the Agent shall immediately inform the Borrower or All Lenders A, as the case may be, of the details of such notice. The Agent shall make any documents that it has obtained from the Borrower and has retained, available for review by a Lender A during its ordinary business hours.

28.	RESIGNATION AND DISMISSAL OF THE AGENT

28.1	The Agent may resign as follows:

(i)	The Agent may resign its position as the Agent by giving written notice to All Lenders A and the Borrower; provided, however, that such resignation shall not become effective until a successor Agent is appointed and such successor accepts such appointment.

(ii)	If the Agent gives notice pursuant to the preceding item, the Majority Lenders A may appoint a successor Agent upon obtaining consent from the Borrower.

(iii)	If a successor Agent is not appointed by the Majority Lenders A within thirty (30) days (including the day of notice) after the notice of resignation is given as described in Item (i) above, or if the entity appointed by the Majority Lenders A as a successor Agent does not accept assumption of the office of the Agent, the Agent in office at that time shall, upon obtaining consent from the Borrower, appoint a successor Agent on behalf of the Majority Lenders A.

(Translation)

28.2	The Agent may be dismissed as follows:

(i)	The Majority Lenders A may dismiss the Agent by giving written notice thereof to each of the other Lenders A, the Borrower, and the Agent; provided, however, that such dismissal shall not become effective until a successor Agent is appointed and such successor accepts such appointment.

(ii)	If the Majority Lenders A give notice pursuant to the preceding item, the Majority Lenders A may appoint a successor Agent upon obtaining consent from the Borrower.

28.3	If the entity appointed as the successor Agent pursuant to Clause 28.1 or 28.2 accepts assumption of the office, the former Agent shall deliver to the successor Agent all documents and materials it has kept as the Agent under this Agreement, and shall give all the support necessary for the successor Agent to perform the duties of the Agent under this Agreement.

28.4	The successor Agent shall succeed to the rights and obligations of the former Agent under this Agreement, and the former Agent shall, at the time of the assumption of office by the successor Agent, be exempted from all of its obligations as the Agent; provided, however, that the provisions of this Agreement relevant to any actions (including omissions) conducted by the former Agent during the period it was in office shall remain in full force and effect.

29.	DECISION-MAKING OF THE MAJORITY LENDERS A

29.1	The Majority Lenders A shall make decisions as follows:

(i)	If a Lender A deems that any event has occurred that requires instructions from the Majority Lenders A in this Agreement, such Lender A may give notice to the Agent to request the decision of the Majority Lenders A.

(ii)	The Agent shall, upon receipt of a notice described in the preceding item, immediately give notice to All Lenders A to seek the decision of the Majority Lenders A.

(iii)	Each Lender A shall, upon receipt of the notice described in the preceding item, make its decision on the relevant event and inform the Agent of such decision within three (3) Business Days after the receipt.

(iv)	If a decision of the Majority Lenders A is made pursuant to the preceding three items, the Agent shall immediately notify the Borrower and All Lenders A of such decision as the instruction by the Majority Lenders A.

29.2	If the Agent deems that any event has occurred that requires the decision of the Majority Lenders A, other than in the case of Clause 29.1, the Agent may give notice to All Lenders A to seek such decision. In such case, the procedures set out in Items (ii) through (iv) of Clause 29.1 shall be followed.

(Translation)

29.3	The provisions of this Clause 29 shall apply mutatis mutandis to the decision-making of the Majority Lenders A with respect to each Loan A.

30.	AMENDMENT TO THIS AGREEMENT

This Agreement may be amended with the written agreement of the Agent, the Borrower, and the Majority Lenders A; provided, however, that the written agreement by the Agent, the Borrower, and All Lenders A shall be required in order to amend this Agreement with respect to the following matters that materially affect the rights and obligations of the Lender A:

(i)	any amendment to or waiver of the conditions precedent provided for in Clause 4 and Clause 5;

(ii)	any addition to or expansion of the obligations of the Lender A;

(iii)	any reduction of the amount of the principal and interest of the Individual Loan A or other amounts payable by the Borrower pursuant to this Agreement;

(iv)	any postponement of the payment date of the principal and interest of the Individual Loan A or other obligations of the Borrower pursuant to this Agreement;

(v)	any decrease in the Spread A or the Applicable Interest Rate A set forth in Clause 1;

(vi)	any amendment to the Commitment Ratio A set forth in Clause 1;

(vii)	any amendment to the restrictions on collateral provided for in Clause 22;

(viii)	any amendment to the financial restrictions provided for in Clause 23;

(ix)	any amendment to the events for acceleration provided for in Clause 24;

(x)	any amendment to this Clause 30;

(xi)	any amendment to the Relevant Agreements; and

(xii)	any other matters that the Agent considers will diminish the Lender A’s rights, or increase the Lender A’s obligations, in any material respect.

31.	ASSIGNMENT OF THIS AGREEMENT

31.1	The Borrower may not assign to any third party its status as a party to the Loan A, or its rights and obligations under this Agreement, unless All Lenders A and the Agent give their prior consent in writing without objection.

31.2	A Lender A may assign to any third party its status as a party to this Agreement, or all

(Translation)

or any part of its rights and obligations associated therewith, if the Borrower and the Agent give their prior consent in writing without objection (except for assignments of the Loan Receivables A set forth in Clause 26) and all requirements described in the items below are satisfied (hereinafter in this clause, a Lender A that makes such assignment as the “Assigning Lender” and that accepts such assignment as the “Successive Lender”). The Borrower and the Agent may not unreasonably withhold their consent, and the Agent, upon such assignment, shall notify All Lenders A of such assignment.

(i)	The Borrower’s consent includes consent for assignment of the Loan Receivables A, and bears a certified date (kakutei-hizuke) as of the date of the assignment.

(ii)	If any partial assignment of the status of a Lender A under this Agreement is made, both the Assigning Lender and the Successive Lender shall become a Lender A under this Agreement and each provision of this Agreement shall be applicable to such Lenders A on and after the date of the assignment, and the Commitment Amount A of the Assigning Lender prior to the assignment of the status (the “Pre-assignment Commitment Amount A”) shall be reduced by an amount separately agreed upon between the Assigning Lender and the Successive Lender (the “Reduced Amount”) and thereafter the Commitment Amount A equal to the Reduced Amount shall apply to the Successive Lender. If the Assigning Lender owns any Loan Receivables A (such Loan Receivables A, hereafter, the “Pre-assignment Loan Receivables A”), all receivables in relation to the Pre-assignment Loan Receivables A, including any principal, interest and default interest, will be divided in proportion to the ratio obtained as the Reduced Amount divided by the Pre-assignment Commitment Amount A (the “Reduced Ratio”), and such divided receivables pursuant to the Reduced Ratio (the “Assignable Loan Receivables A”) shall be assigned to the Successive Lender.

(iii)	The Successive Lender is a corporation residing in Japan (having a head or branch office or place of business registered in Japan pursuant to the laws of Japan) and a financial institution (such as a bank, insurance company, institutional investor, etc.) or a special purpose entity incorporated for the liquidation of assets (securitization).

(iv)	If a partial assignment is made with respect to the status of a Lender A under this Agreement, the value of both (i) the Reduced Amount and (ii) the difference between the Pre-assignment Commitment Amount A and the Reduced Amount are equal to or more than one billion (1,000,000,000) yen, and the value of both (i) the amount of the Assignable Loan Receivables A and (ii) the difference of the Pre-assignment Loan Receivables A and the Assignable Loan Receivables A are equal to or more than one billion (1,000,000,000) yen.

(v)	No withholding tax or other taxes arise from any such assignment, and there is no increase in the amount of the Borrower’s interest expense payable to the Successive Lender.

(Translation)

31.3	All expenses incurred from the assignment set forth in Clause 31.2 shall be borne by the Assigning Lender; provided, however, that the provisions of Clause 13 shall apply with respect to any Increased Costs incurred in relation to the Successive Lender after the assignment. The Assigning Lender shall pay to the Agent, by the actual date of such assignment, an amount of five hundred thousand (500,000) yen per Successive Lender, together with applicable consumption tax, as consideration for administrative duties performed in connection with the assignment.

32.	ASSIGNMENT OF LOAN RECEIVABLES A

32.1	The Lender A may assign its Loan Receivables A subject to the prior written consent without objection of the Borrower and the Agent (except for the assignment of Loan Receivables A set forth in Clause 26) and the satisfaction of all requirements described in each item below. The Borrower and the Agent may not unreasonably withhold their consent, and the Assignor and the Assignee shall perfect the assignment against third parties and debtors regarding the assignment of receivables promptly after the assignment as of the date of the assignment. In this case, the Assignor and Assignee shall, under their joint name, and the Borrower shall, in its sole name, notify the Agent of the fact that such assignment was made without delay. In the case an assignment of the Loan Receivables A has occurred pursuant to this Clause 32.1, the Assignee shall be treated as a Lender A in applying each provision in relation to the Loan Receivables A under this Agreement.

(i)	The Assignee shall, upon succession to the Loan Receivables A, be bound by each provision relating to the Loan Receivables A under this Agreement. (The Assignee shall not bear any Lending Obligations A.)

(ii)	The Assignee is a corporation residing in Japan (having a head or branch office or place of business registered in Japan pursuant to the laws of Japan) and a financial institution (such as a bank, insurance company, institutional investor, etc.) or a special purpose entity incorporated for the liquidation of assets (securitization).

(iii)	If the assignment is made in divided portions of the Loan Receivables A, the value of each Loan Receivables A after such division is equal to or more than one billion (1,000,000,000) yen.

(iv)	No withholding tax or other taxes arise from the assignment, and there is no increase in the amount of the Borrower’s interest expense payable to the Assignee.

32.2	All expenses incurred from the assignment set forth in Clause 32.1 shall be borne by the Assignor or the Assignee, as the case may be. The provisions of Clause 13 shall apply with respect to any Increased Costs incurred after the assignment. The Assignor or the Assignee shall pay to the Agent, by the actual date of such assignment, an amount of five hundred thousand (500,000) yen per Assignee, together with applicable consumption tax, as consideration for administrative duties performed in connection with the assignment.

33.	COLLECTION FROM THIRD PARTY

(Translation)

33.1	No repayment of the Borrower’s debt obligations under this Agreement by any party other than the Borrower is allowed, without the prior written consent of the Agent and All Lenders A.

33.2	The Borrower shall not, on or after the Execution Date, consign any third party to guarantee (including any property guarantee) the Borrower’s performance of its debt obligations under this Agreement, nor shall the Borrower cause any third party to assume its debt obligations under this Agreement, without the prior written consent of the Agent and All Lenders A.

33.3	If a Lender A enters into a guarantee without consignment to the Guarantor by the Borrower (including any property guarantee) or a debt assumption with any third party with respect to the Borrower’s obligations under this Agreement, the Lender shall obtain prior written consent from such third party with respect to each item described below. In this case, if the Lender receives any repayment from the third party pursuant to such guarantee or debt assumption, no arrangement among the Lenders pursuant to the assignment of receivables under Clause 26.1 shall be made.

(i)	The third party shall have the same obligations as a Lender A has against the Agent, other Lenders A and the Borrower under this Agreement with respect to any exercise of its right for recourse and contractual rights hereunder arising as a result of the performance of its guarantee obligation.

(ii)	The third party shall be bound by each provision of this Agreement.

(iii)	The third party is a corporation residing in Japan (having a head or branch office or place of business registered in Japan pursuant to the laws of Japan) and a financial institution (such as a bank, insurance company, institutional investor, etc.) or a special purpose entity incorporated for the liquidation of assets (securitization), and the third party is not a Subsidiary or an Affiliate of the Borrower and the Borrower is not a Subsidiary or an Affiliate of the third party.

(iv)	The value of the Loan Receivables A that the third party obtains by subrogation is equal to or more than one billion (1,000,000,000) yen.

(v)	There will be no increase in the amount of the Borrower’s interest expense payable to the third party, and no withholding tax or other taxes will arise from any such obtainment by subrogation.

In the case of any obtainment by subrogation of the Loan Receivables A by a third party pursuant to the provisions of Item (i) above, such obtainment by subrogation shall be considered an assignment of the Loan Receivables A pursuant to Clause 32, and the provisions of Clause 32.2 shall apply.

34.	TERMINATION OF THIS AGREEMENT

34.1	If any of the events described in the items below occurs, All Lenders A’s Lending Obligations A during each of the Drawdown Application Periods shall cease as a

(Translation)

matter of course. If the event described in Item (ii) below occurs, this Agreement shall automatically be terminated with respect to the relationship between All Lenders A and the Borrower. Until the Borrower completely pays all of its debts under this Agreement, the relevant clauses of this Agreement shall survive in full force and effect, to the extent related to such payment of the debts.

(i)	If the Drawdown Application Period Final Date arrives; or

(ii)	If the debts of the Borrower become immediately due and payable pursuant to Clause 24.

34.2	If the execution and performance of this Agreement and any transactions contemplated under this Agreement become contrary to any Laws and Ordinances binding upon any Lender A, such Lender A shall consult with the Borrower and all other All Lenders A through the Agent and take measures to deal with the situation. In this case, the Borrower and All Lenders A excluding such Lender A may not refuse termination of this Agreement with respect to such Lender A without reasonable cause.

35.	RENEWAL OF AGREEMENT

The Borrower may request the extension of the Drawdown Period by giving advance notice to the Agent by the day that is sixty (60) days prior to the Drawdown Period Termination Date; provided, however, that the Lender A and the Agent are not obliged to accept the request for the extension of the Drawdown Period. If such notice is given, the Borrower and the Agent shall hold consultation on the new terms and contents of the agreement and notify All Lenders A of the details of such consultation on or before the forty-fifth (45th) day preceding the Drawdown Period Termination Date.

36.	GENERAL PROVISIONS

36.1	Confidentiality Obligations

The Borrower shall raise no objection to the disclosure of information set forth in each item below:

(i)	If the notice of refusal to make an Individual Loan A has been given pursuant to the provisions of Clause 8.1, or if any of the events described in the items of Clause 24.1 or 24.2 have occurred, or if a decision of the Majority Lenders A is required pursuant to the provisions of Clause 29, the Agent and a Lender A may disclose such information with regard to the Borrower or the transaction with the Borrower, which either party has obtained through this Agreement or an agreement other than this Agreement, by imposing confidentiality obligations on the recipient to an extent reasonably required.

(ii)	Upon any assignment of status pursuant to Clause 31 or assignment of Loan Receivables A pursuant to Clause 32, a Lender A may disclose any information with regard to this Agreement to the Assignee or a person considering becoming an Assignee (including an intermediary of such assignment), on the condition that such parties agree to be bound by the confidentiality obligations. Information with regard to this Agreement in this

(Translation)

item shall mean any information regarding the Borrower’s credit that has been obtained in connection with this Agreement, any information regarding the contents of this Agreement and other information incidental hereto, and any information regarding the contents of the Loan Receivables A to be assigned and other information incidental thereto, and shall not include any information regarding the Borrower’s credit that has been obtained in connection with any agreement other than this Agreement.

36.2	Risk Bearing; Exemption, Compensation, and Indemnification

(i)	If any documents furnished by the Borrower to the Agent or any Lender A are lost, destroyed, or damaged for any unavoidable reason, such as natural disasters or other incidents, the Borrower shall, upon consultation with the Agent, perform its obligations under this Agreement based on the records, such as books and vouchers, of the Agent or a Lender A. The Borrower shall, upon request of the Agent or a Lender A through the Agent, forthwith prepare substitute documents and furnish them to the Agent or the Lender A through the Agent.

(ii)	If any Lender A or the Agent performs transactions after comparing, with due care, the seal impression of the representative and agent of the Borrower to be used for the transactions in relation to this Agreement with the seal submitted by the Borrower in advance, the Borrower shall bear any damages, loss or expenses incurred as a result of an event such as forgery, alteration, or theft of its seal.

(iii)	The Borrower shall bear any damages, loss and expenses incurred by a Lender A or the Agent as a result of the Borrower’s breach of this Agreement or as a result of a Lender A not indemnifying the Agent pursuant to the provisions of Clause 27.4.

36.3	Severability

Should any provision constituting a part of this Agreement be held null, illegal, or unenforceable, the validity, legality and enforceability of all other provisions shall in no way be prejudiced or affected.

36.4	Exceptions to the Application of the Bank Transactions Agreement

The Agreement on Bank Transactions and other documents separately submitted by the Borrower or made and entered into by and between the Borrower and a Lender A shall not apply to this Agreement or the transactions contemplated in this Agreement.

36.5	Notices

(i)	Any notice under this Agreement shall be made in writing expressly stating that it is made for the purpose of this Agreement, and given by any of the methods described in (a) to (d) below to the place of contact of the receiving party described in Schedule 1 of this Agreement. Each party to this Agreement may change its place of contact by giving notice thereof to the Agent.

(Translation)

(a)	Personal delivery;

(b)	Registered mail or courier service;

(c)	Transmission by facsimile; or

(d)	E/X (only for any notices among Lenders A and the Agent).

(ii)	Notice given pursuant to the preceding item shall be deemed to have been delivered at the time, in the case of transmission by facsimile, when receipt of facsimile is confirmed, and in the case of any other methods, when actually received.

36.6	Changes in Notified Matters

(i)	In the case of changes in the matters notified by a Lender A or the Borrower to the Agent, such as the trade name, representative, agent, signature, seal, or address, the Lender A or the Borrower shall immediately notify the Agent of such changes in writing. In the case of any such change to the Agent, or upon such change to any contact information of the Borrower or the Lenders A, the Agent shall immediately notify All Lenders A and the Borrower of such changes in writing.

(ii)	If notice given under this Agreement is delayed or not delivered as a result of the failure to give notification of a change as described in the preceding item, such notice shall be deemed to have arrived at the time when it should have normally arrived.

36.7	Fund Transfers

(i)	Fund transfers between the Agent and the Lender A shall be settled by the JBA’s Domestic Bank Data Telecommunications System (the “Zengin System”) in principle, and if any Lender A desires to make such settlement by the Bank of Japan Financial Network System (the “BOJ-NET”), such Lender A shall consult with the Agent in advance. Provided, however, that if the Lender A is not a member of the Zengin System, fund transfers shall be settled by the bank account established in the name of such Lender A with a bank designated by the Lender A that is a member of the Zengin System.

(ii)	The fees for fund transfers provided in the preceding item shall be borne by the party making the relevant fund transfer.

36.8	Calculations

Unless otherwise expressly provided for with respect to any calculation under this Agreement, all calculations of the number of actual days in the relevant period shall be inclusive of the first and last day, and calculations on a per diem basis shall be on the assumption that there are 365 days per year, wherein the division shall be done at the end of the calculation, and fractions less than one yen shall be rounded down.

(Translation)

36.9	Preparation of Notarized Deeds

The Borrower shall, at any time upon request of the Agent or the Majority Lenders A, take the necessary procedures to entrust a notary public to execute a notarized deed in which the Borrower acknowledges its indebtedness under this Agreement and agrees to compulsory execution with regard thereto.

36.10	Governing Law and Jurisdiction

This Agreement shall be governed by the laws of Japan, and the Tokyo District Court shall have exclusive jurisdiction as the court of first instance over any disputes arising in connection with this Agreement.

36.11	Language

This Agreement shall be prepared in the Japanese language and the Japanese language version shall be deemed the original copy. The Agent shall prepare an English translation of this Agreement, provided that the Agent does not guarantee the accuracy or truthfulness of such translation and is not responsible in any way therefor.

36.12	Consultation

Any matters not provided for in this Agreement, or in the case of any doubt among the parties with respect to the interpretation of this Agreement, the Borrower and the Lenders A shall consult through the Agent and shall determine a response therefor.

(Translation)

IN WITNESS WHEREOF, the parties have caused one (1) copy of this Agreement to be signed and sealed, and the Agent has retained the original and has distributed one (1) copy thereof to each of the Borrower and All Lenders A.

March 25, 2005

THE BORROWER:

By:	/S/ SHINJI SUZUKI	[seal]
Spansion Japan Limited

Revenue

  Stamp

4,000 yen

(Translation)

(Revolving Line Agreement (A) dated March 25, 2005 for Spansion Japan Limited

JPY 6,000,000,000)

LENDER A AND AGENT:

By:	/S/ HIROSHI SAITO	[seal]
MIZUHO CORPORATE BANK, LTD.

(Translation)

(Revolving Line Agreement (A) dated March 25, 2005 for Spansion Japan Limited

JPY 6,000,000,000)

LENDER A:

By:	/S/ YASUTAKA MIYAMOTO	[seal]
SHINKIN CENTRAL BANK

(Translation)

(Revolving Line Agreement (A) dated March 25, 2005 for Spansion Japan Limited

JPY 6,000,000,000)

LENDER A:

By:	/S/ SOICHI USHIJIMA	[seal]
THE BANK OF YOKOHAMA, LTD.

(Translation)

(Revolving Line Agreement (A) dated March 25, 2005 for Spansion Japan Limited

JPY 6,000,000,000)

LENDER A:

By:	/S/ TAKAO AOYAGI	[seal]
THE TOHO BANK, LTD.

(Translation)

(Revolving Line Agreement (A) dated March 25, 2005 for Spansion Japan Limited

JPY 6,000,000,000)

LENDER A:

By:	/S/ KOJI WATANABE	[seal]
THE NORINCHUKIN BANK